Exhibit 17(h)

                        LORD ABBETT AFFILIATED FUND, INC.
                             LORD ABBETT BLEND TRUST
                      LORD ABBETT BOND-DEBENTURE FUND, INC.
                    LORD ABBETT DEVELOPING GROWTH FUND, INC.
                          LORD ABBETT GLOBAL FUND, INC.
                        LORD ABBETT LARGE-CAP GROWTH FUND
                      LORD ABBETT MID-CAP VALUE FUND, INC.
         LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC.
                          LORD ABBETT SECURITIES TRUST
                          LORD ABBETT SERIES FUND, INC.
                     LORD ABBETT TAX-FREE INCOME FUND, INC.
                        LORD ABBETT TAX-FREE INCOME TRUST

                        Supplement dated April 4, 2002 to
                      Statements of Additional Information

The following information hereby supplements the Statement of Additional Information for each of the classes of shares of the Funds, Portfolios, and/or Series of the above referenced Registrants. The following two paragraphs have been added under the caption "Purchases, Redemption & Pricing."

Purchases through Financial Intermediaries. A Financial Intermediary may charge transaction fees on the purchase and/or sale of Fund shares. The Fund and/or Lord Abbett Distributor has authorized one or more agents to receive on its behalf purchase and redemption orders. Such agents are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund's or Lord Abbett Distributor's behalf. The Fund will be deemed to have received a purchase or redemption order when an authorized agent or, if applicable, an agent's authorized designee, receives the order.

Redemptions in kind. Under circumstances in which it is deemed detrimental to the best interests of the Fund's shareholders to make redemption payments wholly in cash, the Fund may pay, in accordance with rules adopted by the SEC, any portion of a redemption in excess of the lesser of $250,000 or 1% of the Fund's net assets by a distribution in kind of readily marketable securities in lieu of cash. The Fund presently has no intention to make redemptions in kind under normal circumstances, unless specifically requested by a shareholder.


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LORD ABBETT

Statement of Additional Information                                March 1, 2002

                          LORD ABBETT SECURITIES TRUST
                           Lord Abbett All Value Fund
                             Lord Abbett Alpha Fund
                         Lord Abbett International Fund
                      Lord Abbett World Bond-Debenture Fund
                              (Class A, B, C, & P)

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This Statement of Additional Information is not a Prospectus. A Prospectus may
be obtained from your securities dealer or from Lord Abbett Distributor LLC ("Lord Abbett Distributor") at 90 Hudson Street, Jersey City, NJ 07302-3973. This Statement of Additional Information relates to, and should be read in conjunction with, the Prospectus for the Lord Abbett Securities Trust - Lord Abbett All Value Fund (the "All Value Fund"), Alpha Series ("Alpha Fund"), International Series ("International Fund"), and World Bond-Debenture Series ("World Bond-Debenture Fund") (each individually a "Fund" or collectively the "Funds"), dated March 1, 2002.

Shareholder inquiries should be made by directly contacting the Funds or by calling 800-821-5129. The Annual Report to Shareholders is available without charge, upon request by calling that number. In addition, you can make inquiries through your dealer.

      TABLE OF CONTENTS                                            PAGE

      1.   Fund History                                             2
      2.   Investment Policies                                      2
      3.   Management of the Funds                                 10
      4.   Control Persons and Principal Holders of Securities     16
      5.   Investment Advisory and Other Services                  17
      6.   Brokerage Allocations and Other Practices               18
      7.   Capital Stock and Other Securities                      19
      8.   Purchases, Redemptions and Pricing                      24
      9.   Taxation of the Funds                                   28
      10.  Underwriter                                             29
      11.  Performance                                             30
      12.  Financial Statements                                    32


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                                       1.
                                  Fund History

The Lord Abbett Securities Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). The Trust was organized as a Delaware business trust on February 26, 1993 with an unlimited amount of shares of beneficial interest authorized. Four of its six funds or series ("Funds") are described in this Statement of Additional Information. All the Funds have four classes of shares (A, B, C, and P), as described in this Statement of Additional Information, while International Fund has an additional class of shares, Class Y, that is described in a separate Statement of Additional Information. Class P shares of the All Value Fund, Alpha Fund, and World Bond-Debenture Fund are neither offered to the general public nor available in all states.

                                       2.
                               Investment Policies

Fundamental Investment Restrictions. Each Fund is subject to the following fundamental investment restrictions that cannot be changed without approval of a majority of each Fund's outstanding shares.

Each Fund may not:

      (1) borrow money, except that (i) it may borrow from banks (as defined in the Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) it may borrow up to an additional 5% of its total assets for temporary purposes, (iii) it may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) it may purchase securities on margin to the extent permitted by applicable law;

      (2) pledge its assets (other than to secure borrowings, or to the extent permitted by each Fund's investment policies as permitted by applicable law);

      (3) engage in the underwriting of securities, except pursuant to a merger or acquisition or to the extent that, in connection with the disposition of its portfolio securities, it may be deemed to be an underwriter under federal securities laws;

      (4) make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be subject to this limitation, and except further that each Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law;

      (5) buy or sell real estate (except that each Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein), or commodities or commodity contracts (except to the extent each Fund may do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act as, for example, with futures contracts);

      (6) with respect to 75% of its gross assets, buy securities of one issuer representing more than (i) 5% of its gross assets, except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or (ii) 10% of the voting securities of such issuer;

      (7) invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding securities of the U.S. Government, its agencies and instrumentalities); or

      (8) issue senior securities to the extent such issuance would violate applicable law.

Compliance with the investment restrictions in this Section will be determined at the time of the purchase or sale by the Funds.


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Non-Fundamental Investment Restrictions. In addition to the policies in the
Prospectus and the investment restrictions above that cannot be changed without shareholder approval, each Fund is also subject to the following non-fundamental investment policies that may be changed by the Board of Trustees without shareholder approval.

Each Fund may not:

      (1) borrow in excess of 33 1/3% of its total assets (including the amount borrowed), and then only as a temporary measure for extraordinary or emergency purposes;

      (2) make short sales of securities or maintain a short position except to the extent permitted by applicable law;

      (3) invest knowingly more than 15% of its net assets (at the time of investment) in illiquid securities, except for securities qualifying for resale under Rule 144A of the Securities Act of 1933, deemed to be liquid by the Board of Trustees;

      (4) invest in securities issued by other investment companies except to the extent permitted by applicable law (the All Value Fund and the International Fund may not, however, rely on Sections 12(d)(1)(F) and 12(d)(1)(G) of the Act);

      (5) invest in securities of issuers which, with their predecessors, have a record of less than three years' continuous operations, if more than 5% of its total assets would be invested in such securities. (This restriction shall not apply to mortgaged-backed securities, asset-backed securities or obligations issued or guaranteed by the
            U. S. Government, its agencies or instrumentalities.);

      (6) hold securities of any issuer if more than 1/2 of 1% of the securities of such issuer are owned beneficially by one or more of its officers or trustees or by one or more of its partners or members or underwriter or investment adviser if these owners in the aggregate own beneficially more than 5% of the securities of such issuer;

      (7) invest in warrants if, at the time of the acquisition, its investment in warrants, valued at the lower of cost or market, would exceed 5% of its total assets (included within such limitation, but not to exceed 2% of its total assets, are warrants which are not listed on the New York or American Stock Exchange or a major foreign exchange);

      (8) invest in real estate limited partnership interests or interests in oil, gas or other mineral leases, or exploration or other development programs, except that it may invest in securities issued by companies that engage in oil, gas or other mineral exploration or other development activities;

      (9) write, purchase or sell puts, calls, straddles, spreads or combinations thereof, except to the extent permitted in its Prospectus and Statement of Additional Information, as they may be amended from time to time; or

      (10) buy from or sell to any of its officers, trustees, employees, or its investment adviser or any of its officers, trustees, partners or employees, any securities other than its shares.

Portfolio Turnover. For the fiscal years ended October 31, 2001 and 2000, the portfolio turnover rate was 15.34% and 1.54% for the Alpha Fund; 103.11% and 65.06% for the All Value Fund; 65.26% and 35.14% for the International Fund; and 92.39% and 104.02% for the World Bond-Debenture Fund, respectively.

Additional Information on Portfolio Risks, Investments and Techniques. The following section provides further information on certain types of investments and investment techniques that may be used by each Fund, including their associated risks. In the case of the Alpha Fund, references to each Fund refers to the underlying funds.

Borrowing Money. Each Fund may borrow money for temporary or emergency purposes from banks and other financial institutions in amounts not exceeding one-third of its total assets. If a Fund borrows money and experiences a decline in its net asset value, the borrowing will increase its losses.

Closed-end Investment Companies. Each Fund may invest in shares of closed-end investment companies in the primary or secondary market, if the transaction fee or commission is no greater than the customary broker's fee or commission.


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Convertible Securities. Each Fund may invest in convertible securities.
Convertible securities are preferred stocks or debt obligations that are convertible into common stock. They generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities have both equity and fixed income risk characteristics. Like all fixed income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security approached or exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed income security, tends to trade increasingly on a yield basis, and thus, may not decline in price to the same extent as the underlying common stock. The markets for convertible securities may be less liquid than markets for common stocks or bonds.

Debt Securities. The Funds may invest in debt securities, such as bonds, debentures, government obligations, commercial paper and pass-through instruments. The value of debt securities may fluctuate based on changes in interest rates and the issuer's financial condition. When interest rates rise or the issuer's financial condition worsens or is perceived by the market to be at greater risk, the value of debt securities tends to decline.

Depository Receipts. The Funds may invest in sponsored and unsponsored American Depository Receipts ("ADRs") and similar depository receipts. ADRs, typically issued by a financial institution (a "depository"), evidence ownership interests in a security or a pool of securities issued by a foreign company and deposited with the depository. Prices of ADRs are quoted in U.S. dollars, and ADRs are traded in the United States. Ownership of ADRs entails similar investment risks to direct ownership of foreign securities traded outside the U.S, however, for purposes of the Funds' investment policies, ADRs are not treated as foreign securities.

Foreign Securities. International Fund and World Bond-Debenture Fund may invest all of their net assets in foreign securities that are primarily traded outside the United States. The All Value Fund may invest up to 10% of its net assets in foreign securities, and the underlying funds in which the Alpha Fund invests also may invest all or a portion of their assets in foreign securities. Foreign securities may involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers, including the following:

      o Foreign securities may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to foreign securities and changes in exchange control regulations (i.e., currency blockage). A decline in the exchange rate of the foreign currency in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security in U.S. dollars.

      o Brokerage commissions, custodial services, and other costs relating to investment in foreign securities markets generally are more expensive than in the U.S.

      o Clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures may be unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

      o Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a comparable U.S. issuer.

      o There is generally less government regulation of foreign markets, companies and securities dealers than in the U.S.

      o Foreign securities markets may have substantially less volume than U.S. securities markets, and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers.

      o Foreign securities may trade on days when the Fund does not sell shares. As a result, the value of the Fund's portfolio securities may change on days an investor may not be able to purchase or redeem Fund shares.

      o With respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains), limitations on the removal of funds or other assets of the Fund, and political or social instability or diplomatic developments that could affect investments in those countries.


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Futures Contracts and Options on Futures Contracts. Although each Fund has no current intention of doing so, each Fund may, with Board authorization, engage in futures and options on futures transactions in accordance with its investment objective and policies.

Futures contracts are standardized contracts that provide for the sale or purchase of a specified financial instrument at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. In addition to incurring fees in connection with futures and options, an investor is required to maintain margin deposits. At the time of entering into a futures transaction or writing an option, an investor is required to deposit a specified amount of cash or eligible securities called "initial margin." Subsequent payments, called "variation margin," are made on a daily basis as the market price of the futures contract or option fluctuates.

The Fund may purchase and sell futures contracts and purchase and write call and put options on futures contracts, for bona fide hedging purposes, including to hedge against changes in interest rates, securities prices, or to the extent the Fund invests in foreign securities, currency exchange rates, or in order to pursue risk management strategies, including gaining efficient exposure to markets and minimizing transaction costs. The Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Fund may not purchase or sell futures contracts, options on futures contracts or options on currencies traded on a CFTC-regulated exchange if the aggregated initial margin and premiums required to establish such positions would exceed 5% of the liquidation value of the Fund's portfolio, after taking into account unrealized profits and losses on any such contracts it has entered into.

Futures contracts and options on futures contracts present substantial risks, including the following:

      o While the Fund may benefit from the use of futures and related options, unanticipated market events may result in poorer overall performance than if the Fund had not entered into any futures or related options transactions.

      o Because perfect correlation between a futures position and a portfolio position that the Fund intends to hedge is impossible to achieve, a hedge may not work as intended, and the Fund may thus be exposed to additional risk of loss.

      o The loss that the Fund may incur in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.

      o Futures markets are highly volatile, and the use of futures may increase the volatility of the Fund's net asset value.

      o As a result of the low margin deposits normally required in futures and options on futures trading, a relatively small price movement in a contract may result in substantial losses to the Fund.

      o Futures contracts and related options may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.

      o The counterparty to an OTC contract may fail to perform its obligations under the contract.

Stock Index Futures Contracts. Each Fund (other than World Bond-Debenture Fund), and the underlying funds in which Alpha Fund invests, may, with Board authorization, seek to reduce the volatility in its portfolio through the use of stock index futures contracts. A stock index futures contract is an agreement pursuant to which two parties agree, one to receive and the other to pay, on a specified date an amount of cash equal to a specified dollar amount -- established by an exchange or board of trade -- times the difference between the value of the index at the close of the last trading day of the contract and the price at which the futures contract is originally written. The purchaser pays no consideration at the time the contract is entered into; the purchaser only pays the good faith deposit described below.

The market value of a stock index futures contract is based primarily on the value of the underlying index. Changes in the value of the index will cause roughly corresponding changes in the market price of the futures contract. If a stock index is established that is made up of securities whose market characteristics closely parallel the market characteristics of the securities in the Fund's portfolio, then the market value of a futures contract on that index should fluctuate in a way closely resembling the market fluctuation of the portfolio. Thus, if the Fund sells futures contracts, a decline in the market value of the portfolio will be offset by an increase in the value of the short futures position to the extent of the hedge (i.e., the size of the futures position). Conversely, when the Fund has cash available (for example, through substantial sales of shares) and wishes to invest the cash in anticipation of a rising market, the Fund could rapidly hedge against the expected market increase by buying futures contracts to offset the cash position and thus cushion the adverse effect of attempting to buy individual securities in a rising market.


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Stock Index Futures Contracts are subject to the same risks as other futures contracts discussed above under "Futures Contracts and Options on Futures Contracts." To date, we have not entered into any futures contracts and have no present intent to do so.

High-Yield Debt Securities. The World Bond-Debenture Fund may invest up to 80% of its assets in high yield debt securities. High yield debt securities (also referred to as "junk bonds") are rated BB/Ba or lower and typically pay a higher yield, but entail greater risks, than investment grade debt securities. When compared to investment grade debt securities, high yield debt securities:

      o have a higher risk of default and their prices can be much more volatile due to lower liquidity;

      o     tend to be less sensitive to interest rate changes; and

      o pose a greater risk that exercise of any of their redemption or call provisions in a declining market may result in their replacement by lower-yielding bonds.

In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly-leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Since the risk of default is higher among high-yield debt securities, Lord Abbett's research and analyses are an important ingredient in the selection of such securities. Through portfolio diversification, good credit analysis and attention to current developments and trends in interest rates and economic conditions, the Fund seeks to reduce this risk. There can be no assurance, however, that this risk will in fact be reduced and that losses will not occur. The Fund does not have any minimum rating criteria applicable to the fixed-income securities in which it invest.

Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities that cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

      o     Domestic and foreign securities that are not readily marketable.

      o Repurchase agreements and time deposits with a notice or demand period of more than seven days.

      o Certain restricted securities, unless the Board determines, based upon a review of the trading markets for a specific restricted security, that such restricted security is eligible for resale pursuant to Rule 144A under the Securities Act of 1933 ("144A Securities") and is liquid.

144A Securities may be resold to a qualified institutional buyer without registration and without regard to whether the seller originally purchased the security for investment. Investing in 144A Securities may decrease the liquidity of each Fund's portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Investment Companies. The Funds may invest in securities of other investment companies subject to limitations prescribed by the Act. These limitations include a prohibition on any Fund (other than Alpha Fund, a "fund of funds" that invests substantially all of its assets in certain other Lord Abbett-sponsored funds) acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of the Fund's total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. The Funds indirectly will bear their proportionate share of any management fees and other expenses paid by the investment companies in which they invest. Such investment companies will generally be money market funds or have investment objectives, policies and restrictions substantially similar to those of the investing Fund and will be subject to substantially the same risks.

The International and World Bond-Debenture Fund may invest in foreign countries through investment companies. Some emerging countries have laws and regulations that currently preclude direct foreign investments in the securities of their companies. However, indirect foreign investment in the securities of such countries is permitted through investment funds that have been specifically authorized. In addition to the additional fees associated with such indirect investments, these investments are subject to the risks of investing in foreign securities.

The Funds may, consistent with their investment policies, invest in investment companies established to accumulate and hold a portfolio of securities that is intended to track the price performance and dividend yield of a well-known securities index. The Funds may use such investment company securities for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of the securities of such an investment company may not perfectly parallel the price movement of the underlying index.


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Securities Lending. Each Fund may lend portfolio securities to registered broker-dealers. These loans, if and when made, may not exceed 30% of a Fund's total assets. Securities loans will be collateralized by cash or marketable securities issued or guaranteed by the U.S. government or its agencies ("U.S. Government securities") or other permissible means at least equal to the market value of the loaned securities. The Funds may pay a part of the interest received with respect to the investment of collateral to a borrower and/or a third party that is not affiliated with the Funds and is acting as a "placing broker." No fee will be paid to affiliated persons of the Funds.

By lending portfolio securities, each of the Funds can increase their income by continuing to receive interest on the loaned securities as well as by either investing the cash collateral in permissible investments, such as U.S. Government securities, or obtaining yield in the form of interest paid by the borrower when U.S. Government securities or other forms of non-cash collateral are received. Lending portfolio securities could result in a loss or delay in recovering a Fund's securities if the borrower defaults.

Listed Options on Securities. The Funds may purchase and write national securities exchange-listed put and call options on equity securities. A "call option" is a contract sold for a price giving its holder the right to buy a specific amount of securities at a specific price prior to a specified date. A "covered call option" is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. Each Fund may write covered call options that are traded on a national securities exchange with respect to securities in its portfolios in an attempt to increase its income and to provide greater flexibility in the disposition of portfolio securities. During the period of the option, the Funds forgo the opportunity to profit from any increase in the market price of the underlying security above the exercise price of the option (to the extent that the increase exceeds its net premium). Each Fund also may enter into "closing purchase transactions" in order to terminate its obligation to deliver the underlying security. This may result in a short-term gain or loss. A closing purchase transaction is the purchase of a call option (at a cost which may be more or less than the premium received for writing the original call option) on the same security, with the same exercise price and call period as the option previously written. If a Fund is unable to enter into a closing purchase transaction, it may be required to hold a security that it might otherwise have sold to protect against depreciation. Each Fund does not intend to write covered call options with respect to securities with an aggregate market value of more than 5% of its gross assets at the time an option is written.

A "put option" gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying securities at the exercise price at any time during the option period. A put option sold by a Fund is covered when, among other things, the Fund segregates permissible liquid assets having a value equal to or greater than the exercise price of the option to fulfill the obligation undertaken. Writing listed put options may be a useful portfolio investment strategy when the Fund has cash or other reserves available for investment as a result of sales of Fund shares or when the investment manager believes a more defensive and less fully invested position is desirable in light of market conditions. Each Fund will not purchase an option if, as a result of such purchase, more than 10% of its total assets would be invested in premiums for such options. Each Fund may write covered put options to the extent that cover for such options does not exceed 15% of the Fund's assets and the covered call options have an aggregate market value of less than 25% of the Fund's net assets.

The purchase and writing of options is a highly specialized activity that involves special investment risks. The Funds may use options for hedging or cross hedging purposes or to seek to increase total return (which is considered a speculative activity). If the investment manager is incorrect in its expectation of changes in market prices or determination of the correlation between the securities on which options are based and the Fund's portfolio securities, the Fund may incur losses. The use of options can also increase the Fund's transaction costs.

Preferred Stock, Warrants and Rights. The Funds may invest in preferred stock, warrants and rights. Each Fund may invest in rights and warrants to purchase securities, including warrants that are not listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") in an amount not to exceed 5% of the value of the Fund's gross assets. Each Fund, except World Bond-Debenture Fund, will not invest more than 5% of its assets in warrants and not more than 2% of such value in warrants not listed on the NYSE or AMEX, except when they form a unit with other securities. As a matter of operating policy, each Fund will not invest more than 5% of its net assets in rights.

Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer's earnings and assets before common stockholders but after bond owners and other creditors. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock. Investments in preferred stock present market and liquidity risks. The value of a preferred stock may be highly sensitive to the economic condition of the issuer, and markets for preferred stock may be less liquid than markets for the issuer's common stock.

Warrants are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant. Rights represent a privilege offered to holders of record of issued securities to subscribe (usually on a pro rata basis) for additional securities of the same class, of a different class or of a different issuer. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. The value of a warrant or right may not necessarily change with the value of the underlying securities. Warrants and rights cease to have value if they are not exercised prior to their expiration date. Investments in warrants and rights are thus speculative, and may result in a total loss of the money invested.

Repurchase Agreements. The Funds may enter into repurchase agreements with respect to securities. A repurchase agreement is a transaction by which the Fund acquires a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed-upon price on an agreed-upon date. The resale price reflects the purchase price plus an agreed-upon market rate of interest that is unrelated to the coupon rate or date of maturity of the purchased security. In this type of transaction, the securities purchased by the Fund have a total value in excess of the value of the repurchase agreement. The Funds require at all times that the repurchase agreement be collateralized by cash or U.S. Government securities having a value equal to, or in excess of, the value of the repurchase agreement. Such agreements permit a Fund to keep all of its assets at work while retaining flexibility in pursuit of investments of a longer term nature.

The use of repurchase agreements involves certain risks. For example, if the seller of the agreement defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, the Funds may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of the Funds and are therefore subject to sale by the trustee in bankruptcy. Even though the repurchase agreements may have maturities of seven days or less, they may lack liquidity, especially if the issuer encounters financial difficulties. The Funds intend to limit repurchase agreements to transactions with dealers and financial institutions believed by Fund management to present minimal credit risks. The Funds will monitor the creditworthiness of the repurchase agreement sellers on an ongoing basis.

Reverse Repurchase Agreements. Each Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Fund sells a security-to a securities dealer or bank for cash and also agrees to repurchase the same security later at a set price. Reverse repurchase agreements expose the Fund to credit risk (that is, the risk that the counterparty will fail to resell the security to the Fund). This risk is greatly reduced because the Fund receives cash equal to 100% of the price of the security sold. Engaging in reverse repurchase agreements may also involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities. Each Fund will attempt to minimize this risk by managing its duration. A Fund's reverse repurchase agreements will not exceed 20% of the Fund's net assets.

Short Sales. Each Fund may make short sales of securities or maintain a short position, if at all times when a short position is open each Fund owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for an equal amount of the securities of the same issuer as the securities sold short. Each Fund does not intend to have more than 5% of its net assets (determined at the time of the short sale) subject to short sales.

When Issued or Forward Transactions. Each Fund may purchase portfolio securities on a when-issued or forward basis. When-issued or forward transactions involve a commitment by the Fund to purchase securities, with payment and delivery ("settlement") to take place in the future, in order to secure what is considered to be an advantageous price or yield at the time of entering into the transaction. The value of fixed-income securities to be delivered in the future will fluctuate as interest rates vary. During the period between purchase and settlement, the value of the securities will fluctuate and assets consisting of cash and/or marketable securities (normally short-term U.S. government securities) marked to market daily in an amount sufficient to make payment at settlement will be segregated at our custodian in order to pay for the commitment. There is a risk that market yields available at settlement may be higher than yields obtained on the purchase date which could result in depreciation of value of fixed-income when-issued securities. At the time each Fund makes the commitment to purchase a security on a when-issued basis, it will record the transaction and reflect the liability for the purchase and the value of the security in determining its net asset value. Each Fund, generally, has the ability to close out a purchase obligation on or before the settlement date rather than take delivery of the security. Under no circumstances will settlement for such securities take place more than 120 days after the purchase date.

U. S. Government Securities. These are obligations issued or guaranteed by the
U. S. Government, its agencies or instrumentalities.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds. The World Bond-Debenture Fund may invest in zero coupon, deferred interest, pay-in-kind and capital appreciation bonds. These securities are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Principal Only and Interest Only Fixed Income Investments. The World Bond-Debenture Fund may invest in fixed income securities that are "stripped." That means that the security is divided into two parts, one of which receives some or all of the principal payments (and is known as "P/O") and the other which receives some or all of the interest (and is known as an "I/O"). P/Os and I/Os are generally referred to as "derivative investments."

The yield to maturity on the class that receives only interest is extremely sensitive to the rate of payment of the principal on the underlying loans. Principal prepayments increase that sensitivity. Stripped securities that pay "interest only" are therefore subject to greater price volatility when interest rates change, and they have the additional risk that if the underlying loans are prepaid, the Fund will lose the anticipated cash flow from the interest on the prepaid loans. That risk is increased when general interest rates fall, and in times of rapidly falling interest rates, the Fund might receive back less than its investment.

The value of "principal only" securities generally increases as interest rates decline and prepayment rates rise. The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity.

Stripped securities are generally purchased and sold by institutional investors through investment banking firms. At present, established trading markets have not yet developed for these securities. Therefore, some stripped securities may be deemed "illiquid." If the Fund holds illiquid stripped securities, the amount it can hold will be subject to the Fund's investment policy limiting investments in illiquid securities to 15% of the Fund's assets.

Temporary Defensive Instruments. As described in the prospectus each of the Funds is authorized to invest temporarily a substantial amount, or even all, of its total assets in various short-term fixed income securities to take a defensive position. These securities include:

      o Obligations of the U.S. Government and its agencies and instrumentalities. U.S. Government obligations are debt securities issued or guaranteed as to principal or interest by the U.S. Treasury. These securities include Treasury bills, notes and bonds.

      o Commercial paper. Commercial paper consists of unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is issued in bearer form with maturities generally not exceeding nine months. Commercial paper obligations may include variable amount master demand notes.

      o Bank certificates of deposit and time deposits. Certificates of deposit are certificates issued against funds deposited in a bank or a savings and loan. They are issued for a definite period of time and earn a specified rate of return.

      o Bankers' acceptances. Bankers' acceptances are short-term credit instruments evidencing the obligation of a bank to pay a draft that has been drawn on it by a customer. These instruments reflect the obligations both of the bank and of the drawer to pay the face amount of the instrument upon maturity. They are primarily used to finance the import, export, transfer or storage of goods. They are "accepted" when a bank guarantees their payment at maturity.

      o Repurchase agreements. As described above, repurchase agreements are arrangements involving the purchase of an obligation by a portfolio and the simultaneous agreement to resell the same obligation on demand or at a specified future date and at an agreed-upon price.

                                       3.
                             Management of the Funds

The Trust's Board of Trustees is responsible for the management of the business and affairs of the Funds in accordance with the laws of the State of Delaware. The Board appoints officers who are responsible for the day-to-day operations of each Fund and who execute policies authorized by the Board. As discussed fully below, the Board also initially approves an investment adviser to each Fund and continues to monitor the cost and quality of the services provided by the investment adviser.

The following Trustee is the Managing Partner of Lord, Abbett & Co. ("Lord Abbett"), and is an "interested person" as defined in the Act. Mr. Dow is also an officer, director, or trustee of the fourteen Lord Abbett-sponsored funds, which consist of 43 portfolios or series.

Name and                               Current Position      Principal Occupation                  Other
(Date of Birth)                        Length of Service     During Past Five Years                Directorships
---------------                        -----------------     ----------------------                -------------
Robert S. Dow                          Trustee since 1993;   Managing Partner and Chief            N/A
90 Hudson Street                       Chairman and          Investment Officer of Lord Abbett
Jersey City, New Jersey                President since 1996  since 1996.
Date of Birth: 3/8/1945

The following outside Trustees are also directors or trustees of the fourteen Lord Abbett-sponsored funds, which consist of 43 portfolios or series.

Name and                               Current Position      Principal Occupation                  Other
(Date of Birth)                        Length of Service     During Past Five Years                Directorships
---------------                        -----------------     ----------------------                -------------
E. Thayer Bigelow,                     Trustee since 1994    Managing General Partner, Bigelow     Currently serves as a
Bigelow Media, LLC                                           Media, LLC (since 2000); Senior       director of Crane Co. and
717 Fifth Avenue, 26th Floor                                 Adviser, Time Warner Inc. (1998 -     Huttig Building Products
New York, New York                                           2000); Acting Chief Executive         Inc.
Date of Birth: 10/22/1941                                    Officer of Courtroom Television
                                                             Network  (1997 - 1998); President
                                                             and Chief Executive Officer of Time
                                                             Warner Cable Programming, Inc.
                                                             (1991 - 1997).

William H.T. Bush                      Trustee since 1998    Co-founder and Chairman of the        Currently serves as
Bush-O'Donnell & Co., Inc.                                   Board of the financial advisory       director of Rightchoice
101 South Hanley Rd, Suite 1025                              firm of Bush-O'Donnell & Company      Managed Care, Inc.,
St. Louis, Missouri                                          (since 1986).                         Mississippi Valley
Date of Birth: 7/14/1938                                                                           Bancorp, DT Industries
                                                                                                   Inc., and Engineered
                                                                                                   Support Systems, Inc.

Robert B. Calhoun, Jr.                 Trustee since 1998    Managing Director of Monitor          Currently serves as
Monitor Clipper Partners                                     Clipper Partners (since 1997) and     director of Avondale,
Two Canal Park                                               President of Clipper Asset            Inc., Avondale Mills,
Cambridge, Massachusetts                                     Management Corp., both private        Inc., IGI/Earth Color,
Date of Birth: 10/25/1942                                    equity investment funds (since        Inc., Integrated
                                                             1991).                                Graphics, Inc.  and
                                                                                                   Interstate Bakeries Corp.

Name and                               Current Position      Principal Occupation                  Other
(Date of Birth)                        Length of Service     During Past Five Years                Directorships
---------------                        -----------------     ----------------------                -------------
Stewart S. Dixon                       Trustee since 1993    Partner in the law firm of Wildman,   N/A
Wildman, Harrold, Allen & Dixon                              Harrold, Allen & Dixon (since
225 W. Wacker Drive, Suite 2800                              1967).
Chicago, Illinois
Date of Birth: 11/5/1930

Franklin W. Hobbs                      Trustee since 2001    Chief Executive Officer of Houlihan   Currently serves as
Houlihan Lokey Howard & Zukin                                Lokey Howard & Zukin, an investment   director of Adolph Coors
685 Third Ave.                                               bank (January 2002 to present);       Company.
New York, New York                                           Chairman of Warburg Dillon Read
Date of Birth: 7/30/1947                                     (1999 - 2000); Global Head of
                                                             Corporate Finance of SBC Warburg
                                                             Dillon Read (1997 - 1999); Chief
                                                             Executive Officer of Dillon, Read &
                                                             Co. (1994 - 1997).

C. Alan MacDonald                      Trustee since 1993    Retired - Special Projects            Currently serves as
415 Round Hill Road                                          Consulting (since 1992).              director of Fountainhead
Greenwich, Connecticut                                                                             Water Company, Careside,
Date of Birth: 5/19/1933                                                                           Inc., Lincoln Snacks, J.B.
                                                                                                   Williams Co., Inc.
                                                                                                   (personal care products),
                                                                                                   and Seix Fund, Inc. Seix
                                                                                                   Fund, Inc. is a registered
                                                                                                   investment company that is
                                                                                                   advised by Seix Investment
                                                                                                   Advisors Inc. Seix
                                                                                                   Investment Advisors Inc.'s
                                                                                                   Chairman, CEO, and Chief
                                                                                                   Investment Officer is
                                                                                                   married to Robert Dow, the
                                                                                                   Fund's Chairman and
                                                                                                   President and Managing
                                                                                                   General Partner of Lord
                                                                                                   Abbett.

Thomas J. Neff                         Trustee since 1993    Chairman of Spencer Stuart U.S., an   Currently serves as
Spencer Stuart, U.S.                                         executive search consulting firm      director of Ace, Ltd. and
277 Park Avenue                                              (since 1976).                         Exult, Inc.
New York, New York
Date of Birth: 10/2/1937

                                 ---------------

None of the officers listed below have received compensation from the Funds. All the officers of the Funds may also be officers of the other Lord
Abbett-sponsored funds and maintain offices at 90 Hudson Street, Jersey City, New Jersey 07302.

                                   Current Position     Length of Service         Principal Occupation
Name and (Date of Birth)           with Fund            of Current Position       During Past Five Years
------------------------           ---------            -------------------       ----------------------
Robert P. Fetch (2/18/1953)        Executive Vice       Elected in 1999           Partner and Small-Cap Value Senior
                                   President                                      Investment Manager, joined Lord Abbett in
                                                                                  1995.

Robert I. Gerber (5/29/1954)       Executive Vice       Elected in 2000           Partner and Director of Taxable Fixed Income
                                   President                                      Management, joined Lord Abbett in 1997
                                                                                  formerly Senior Portfolio Manager of Sanford
                                                                                  C. Bernstein & Co. Inc.

Ingrid C. Holm (3/21/1959)         Executive Vice       Elected in 2001           Investment Manager-Global Equity, joined
                                   President                                      Lord Abbett in 2001, formerly International
                                                                                  Portfolio Manager of Batterymarch Financial
                                                                                  Management, Inc. from 2000 to 2001, prior
                                                                                  thereto held various positions at the
                                                                                  Prudential Insurance Company of America.

W. Thomas Hudson, Jr.              Executive Vice       Elected in 1997           Partner and Investment Manager, joined Lord
(12/16/1941)                       President                                      Abbett in 1982.

Stephen J. McGruder (11/14/1943)   Executive Vice       Elected in 1999           Partner and Senior Investment Manager,joined
                                   President                                      Lord Abbett in 1995.

Robert G. Morris (11/06/1944)      Executive Vice       Elected in 1998           Partner and Director of Equity Investments,
                                   President                                      joined Lord Abbett in 1991.

Eli M. Salzmann (3/24/1964)        Executive Vice       Elected in 1999           Partner and Director of Institutional Equity
                                   President                                      Investments, joined Lord Abbett in 1997,
                                                                                  formerly a Portfolio Manager Analyst at
                                                                                  Mutual of America from 1996 to 1997, prior
                                                                                  thereto Vice President at Mitchell Hutchins
                                                                                  Asset Management.

Joan A. Binstock (3/4/1954)        Vice President       Elected in 2000           Partner and Chief Operations Officer, joined
                                                                                  Lord Abbett in 1999, prior thereto Chief
                                                                                  Operating Officer of Morgan Grenfell.

David G. Builder (1/4/1954)        Vice President       Elected in 2001           Equity Analyst, joined Lord Abbett in 1998,
                                                                                  formerly Equity Analyst at Bear Stearns.

Daniel E. Carper (1/22/1952)       Vice President       Elected in 1993           Partner, joined Lord Abbett in 1979.

John J. DiChiaro (7/30/1957)       Vice President       Elected in 2000           Senior Strategy Coordinator-Small Cap
                                                                                  Growth, joined Lord Abbett in 2000, prior
                                                                                  thereto Vice President - Securities Group of
                                                                                  Wafra Investment Advisory Group.

Lesley-Jane Dixon (1/1/1964)       Vice President       Elected in 1999           Equity Analyst, joined Lord Abbett in 1995.

Daniel H. Frascarelli (3/11/1954)  Vice President       Elected in 2001           Investment Manager, joined Lord Abbett in
                                                                                  1990.

Michael S. Goldstein (10/29/1968)  Vice President       Elected in 2000           Fixed Income Investment Manager, joined Lord
                                                                                  Abbett in 1997, prior thereto Assistant
                                                                                  President of Credit Suisse Asset Management.

Gerard S. E. Heffernan, Jr.        Vice President       Elected in 1999           Research Analyst, joined Lord Abbett in
(9/7/1963)                                                                        1998, prior thereto Portfolio Manager at CL
                                                                                  Capital Management Company.

                                   Current Position     Length of Service         Principal Occupation
Name and (Date of Birth)           with Fund            of Current Position       During Past Five Years
------------------------           ---------            -------------------       ----------------------
Paul A. Hilstad (12/13/1942)       Vice  President and  Elected in 1996           Partner and General Counsel, joined Lord
                                   Secretary                                      Abbett in 1995.

Lawrence H. Kaplan (1/16/1957)     Vice  President and  Elected in 1998           Partner and Deputy General Counsel, joined
                                   Assistant Secretary                            Lord Abbett in 1997, prior thereto Vice
                                                                                  President and Chief Counsel of Salomon
                                                                                  Brothers Asset Management Inc.

Jerald Lanzotti (6/12/1967)        Vice President       Elected in 1999           Fixed Income Investment Manager, joined Lord
                                                                                  Abbett in 1996.

Gregory M. Macosko (3/4/1947)      Vice President       Elected in 1999           Senior Equity Analyst-Small Cap, joined Lord
                                                                                  Abbett in 1996, prior thereto Equity Analyst
                                                                                  and Portfolio Manager at Royce Associates.

A. Edward Oberhaus, III            Vice President       Elected in 1993           Manager of Equity Trading, joined Lord
(12/21/1959)                                                                      Abbett in 1983.

Tracie E. Richter (1/12/1968)      Vice President       Elected in 2000           Director of Operations and Fund Accounting,
                                                                                  joined Lord Abbett in 1999, formerly Vice
                                                                                  President - Head of Fund Administration of
                                                                                  Morgan Grenfell from 1998 to 1999, prior
                                                                                  thereto Vice President of Bankers Trust.

Christina T. Simmons (11/12/1957)  Vice President and   Elected in 2000           Assistant General Counsel, joined Lord
                                   Assistant Secretary                            Abbett in 1999, formerly Assistant General
                                                                                  Counsel of Prudential Investments from 1998
                                                                                  to 1999, prior thereto Counsel of Drinker,
                                                                                  Biddle & Reath LLP, a law firm.

Christopher J. Towle (10/12/1957)  Vice President       Elected in 1999           Partner and Investment Manager, joined Lord
                                                                                  Abbett in 1987.

Francie W. Tai (6/11/1965)         Treasurer            Elected in 2000           Director of Fund Administration, joined Lord
                                                                                  Abbett in 2000, formerly Manager of Goldman
                                                                                  Sachs from 1997 to 2000, prior thereto
                                                                                  Assistant Vice President of Bankers Trust.

                                   ----------

Committees

The standing committees of the Board of Trustees are the Audit Committee, the Proxy Committee, and the Nominating and Governance Committee.

The Audit Committee is composed wholly of Trustees who are not "interested persons" of the Fund. The members of the Audit Committee are Messrs. Bigelow, Calhoun, Hobbs, and MacDonald. The Audit Committee provides assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting, the reporting practices of the Funds, and the quality and integrity of the Funds' financial reports. Among other things, the Audit Committee is responsible for reviewing and evaluating the performance and independence of the Funds' independent auditors and considering violations of the Fund's Code of Ethics to determine what action should be taken. The Audit Committee meets quarterly and during the past fiscal year met four times.

The Proxy Committee is composed of at least two Trustees who are not "interested persons" of the Funds, and also may include one or more trustees who are partners or employees of Lord Abbett. The current members of the Proxy Committee are three independent Trustees: Messrs. Dixon, Hobbs, and Neff, and Mr. Dow. The Proxy Committee assists the Board of Trustees in fulfilling its responsibilities relating to the voting of securities held by the Funds. During the past fiscal year, the Proxy Committee met once.

The Nominating and Governance Committee is composed of all the Trustees who are not "interested persons" of the Funds. Among other things, the Nominating and Governance Committee is responsible for (i) evaluating and nominating individuals to serve as independent Trustees and as committee members; and (ii) periodically reviewing director/trustee compensation. During the past fiscal year, the Nominating and Governance Committee met four times.

                                   ----------

Approval of Advisory Contract

At meetings on December 12, 2001, the Board and its outside Trustees considered whether to approve the continuation of the existing management agreement between each of the Funds and Lord Abbett. In addition to the materials the Trustees had reviewed throughout the course of the year, the Trustees received materials relating to the management agreement before the meeting and had the opportunity to ask questions and request further information in connection with their consideration.

Information Received by the Outside Trustees. The materials received by the Trustees included, but were not limited to, (1) information on the investment performance of each Fund and a peer group of funds for the preceding twelve months and for other periods, (2) information on the effective management fee rates and expense ratios for funds with the same objectives and similar size,
(3) sales and redemption information for each Fund, (4) information regarding Lord Abbett's financial condition, (5) an analysis of the relative profitability of the management agreement to Lord Abbett, (6) information regarding the distribution arrangements of each Fund, (7) information regarding the personnel, information technology, and other resources devoted by Lord Abbett to managing each Fund.

In considering whether to approve the continuation of the management agreement, the Board and the outside Trustees did not identify any single factor as paramount or controlling. This summary does not discuss in detail all matters considered. Matters considered by the Board and the outside Trustees in connection with their approval of the continuation of the management agreement included, but were not limited to, the following:

Investment Management Services Generally. The Board and the outside Trustees considered the investment management services provided by Lord Abbett to each Fund, including investment research, portfolio management, and trading. In considering those services, they gave weight to the fact that until June 2001, the International Fund was sub-advised by Fuji -- Lord Abbett International, Ltd.

Investment Performance and Compliance. The Board and the outside Trustees reviewed each Fund's investment performance as well as the performance of the peer group of funds, both in terms of total return and in terms of other statistical measures for the preceding twelve months and for other periods. The Board and the outside Trustees also considered whether each Fund had operated within its investment restrictions.

Lord Abbett's Personnel and Methods. The Board and the outside Trustees considered the qualifications of the personnel providing investment management services to each Fund, in light of the fund's investment objective and discipline. Among other things, they considered the size, education, and experience of Lord Abbett's investment management staff, its use of technology, and Lord Abbett's approach to recruiting, training, and retaining investment management personnel. The Board and the outside Trustees also considered the changes made by Lord Abbett in the investment management personnel providing services to the International Fund during 2001.

Nature and Quality of Other Services. The Board and the outside Trustees considered the nature, quality, costs, and extent of administrative and other services performed by Lord Abbett and Lord Abbett Distributor and the nature and extent of Lord Abbett supervision of third party service providers, including each Fund's transfer agent, custodian, and subcustodians.

Expenses. The Board and the outside Trustees considered each class' expense ratios and the expense ratios of a peer group of funds. They also considered the amount and nature of fees paid by shareholders.

Profitability. The Board and the outside Trustees considered the level of Lord Abbett's profits in managing the Funds, including a review of Lord Abbett's methodology for allocating its costs to its management of each Fund. The Board and the outside Trustees concluded that the allocation methodology had a reasonable basis and was appropriate. They considered the profits realized by Lord Abbett in connection with the operation of each Fund and whether the amount of profit is fair for the management of each Fund. They also considered the profits realized from other businesses of Lord Abbett, which may benefit from or be related to each Fund's business. The Board and the outside Trustees also considered Lord Abbett's profit margins in comparison with available industry data, both accounting for and ignoring marketing and distribution expenses, and how those profit margins could affect Lord Abbett's ability to recruit and retain investment personnel.

Economies of Scale. The Board and the outside Trustees considered whether there have been any economies of scale in managing each Fund, whether each Fund has appropriately benefited from any such economies of scale, and whether there is potential for realization of any further economies of scale.

Other Benefits to Lord Abbett. The Board and the outside Trustees considered the character and amount of fees paid by each Fund and each Fund's shareholders to Lord Abbett and Lord Abbett Distributor for services other than investment management, the allocation of Fund brokerage, and the receipt of research by Lord Abbett in return for fund brokerage. The Board and the outside Trustees also considered the revenues and profitability of Lord Abbett's investment advisory business apart from its mutual fund business, and the intangible benefits enjoyed by Lord Abbett by virtue of its relationship with each Fund.

Alternative Arrangements. The Board and the outside Trustees considered whether, instead of approving continuation of the management agreement, employing one or more alternative arrangements might be in the best interests of each Fund, such as continuing to employ Lord Abbett, but on different terms.

After considering all of the relevant factors, the Board and the outside Trustees unanimously voted to approve continuation of the existing management agreement.

Compensation Disclosure

The following table summarizes the compensation for each of the Directors/Trustees for the Funds and for all Lord Abbett-sponsored funds.

The second column of the following table sets forth the compensation accrued by the Funds for outside Trustees. The third column sets forth the total compensation paid by all Lord Abbett-sponsored funds to the outside directors/trustees, and amounts payable but deferred at the option of the director/trustee, but does not include amounts accrued under the third column. No director/trustee of the funds associated with Lord Abbett and no officer of the funds received any compensation from the funds for acting as a director/trustee or officer.

(1)                          (2)                       (3)
                                                       For Year Ended
                             For Fiscal Year Ended     December 31, 2001
                             October 31, 2001          Total Compensation
                             Aggregate Compensation    Paid by the Trust and
                             Accrued by                Thirteen Other Lord
Name of Trustee              the Funds(1)              Abbett-sponsored Funds(2)
---------------              ------------              -------------------------
E. Thayer Bigelow            $2,803                    $86,000
William H.T. Bush            $2,850                    $87,400
Robert B. Calhoun, Jr.       $2,811                    $86,000
Stewart S. Dixon             $2,826                    $86,200
Franklin W. Hobbs            $1,424                    $85,000
C. Alan MacDonald            $2,803                    $86,000
Thomas J. Neff               $2,786                    $85,000

(1). Outside directors'/trustees' fees, including attendance fees for board and committee meetings, are allocated among all Lord Abbett-sponsored funds based on the net assets of each fund. A portion of the fees payable by the Fund to its outside directors/trustees may be deferred at the option of a director/trustee under an equity-based plan (the "equity-based plan") that deems the deferred amounts to be invested in shares of the Fund for later distribution to the directors/trustees. In addition, $25,000 of each director/trustee's retainer must be deferred and is deemed invested in shares of the Fund and other Lord Abbett-sponsored funds under the equity-based plan.

(2). The third column shows aggregate compensation, including directors'/trustees' fees and attendance fees for board and committee meetings, of a nature referred to in footnote one, accrued by the Lord Abbett-sponsored funds during the year ended December 31, 2001, including fees directors/trustees have chosen to defer.

                                   ----------

The following chart provides each Trustee's equity ownership of the Funds and ownership of the Lord Abbett-sponsored Funds as of December 31, 2001.

                                                                                                         Aggregated Dollar
                                                                                                          Range of Trustee
                                          Dollar Range of Trustee Ownership in the Funds                    Ownership in
                                                                                          World Bond-       Lord Abbett
Name of Trustee              All Value Fund      Alpha Fund        International Fund    Debenture Fund   sponsored Funds
---------------              --------------      ----------        ------------------    --------------   ---------------
Robert S. Dow                None                Over $100,000     None                  None             Over $100,000
E. Thayer Bigelow            $1-$10,000          Over $100,000     $1-$10,000            $1-$10,000       Over $100,000
William H. T. Bush           $1-$10,000          $1-$10,000        $1-$10,000            $1-$10,000       $50,001-$100,000
Robert B. Calhoun, Jr.       $1-$10,000          $1-$10,000        $1-$10,000            $1-$10,000       Over $100,000
Stewart S. Dixon             $10,001-$50,000     None              None                  None             Over $100,000
Franklin W. Hobbs            $1-$10,000          $1-$10,000        $1-$10,000            $1-$10,000       $50,001-$100,000
C. Alan MacDonald            $10,001-$50,000     None              $1-$10,000            None             Over $100,000
Thomas J. Neff               $10,001-$50,000     $1-$10,000        $1-$10,000            $1-$10,000       Over $100,000

Note: The dollar amounts shown above include deferred compensation to the Trustees deemed invested in Fund shares. The amounts ultimately received by the directors/trustees under the deferred compensation plan will be directly linked to the investment performance of the funds.

                                   ----------

Code of Ethics

The directors, trustees and officers of Lord Abbett-sponsored funds, together with the partners and employees of Lord Abbett, are permitted to purchase and sell securities for their personal investment accounts. In engaging in personal securities transactions, however, such persons are subject to requirements and restrictions contained in the Trust's Code of Ethics (the "Code") which complies, in substance, with each of the recommendations of the Investment Company Institute's Advisory Group on Personal Investing. Among other things, the Code requires, with limited exceptions, that Lord Abbett partners and employees obtain advance approval before buying or selling securities, submit confirmations and quarterly transaction reports, and obtain approval before becoming a director of any company; and it prohibits such persons from investing in a security 7 days before or after any Lord Abbett-sponsored fund or Lord Abbett-managed account considers a trade or trades in such security, prohibiting profiting on trades of the same security within 60 days and trading on material and non-public information. The Code imposes certain similar requirements and restrictions on the independent directors and trustees of each Lord Abbett-sponsored fund to the extent contemplated by the recommendations of such Advisory Group.

                                       4.
               Control Persons and Principal Holders of Securities

As of February 6, 2002, our officers and trustees, as a group, owned less than one percent of the outstanding shares of each Fund. As of February 6, 2002, to the best of our knowledge, other than Lord Abbett Distributor and other institutional broker-dealers for the benefit of their clients, the following shareholders owned more than 5% of a particular class of such Fund's outstanding shares:

All Value Fund
Hartford Life Separate Account 401       Class P          99.38%
PO Box 2999
Hartford, CT

World Bond Debenture Fund

Mary H. Reaves & Glenda S. Rodgers       Class B          7.17%
185 Grace Ave.
Fitzgerald, GA

Mesirow Financial Inc.                   Class c          5.28%
Gail Epstein Kovler
1334 W. Melrose
350 North Clark Street
Chicago, IL

Shareholders owning 25% or more of outstanding shares may be in control and be able to affect the outcome of certain matters presented for a vote of shareholders.

                                       5.
                     Investment Advisory and Other Services

Investment Manager

As described under "Management" in the Prospectus, Lord Abbett is each Fund's investment manager. Of the general partners of Lord Abbett, the following are officers and/or trustees of the Trust: Joan A. Binstock, Daniel E. Carper, Robert S. Dow, Robert P. Fetch, Robert I. Gerber, Lawrence H. Kaplan, Paul A. Hilstad, W. Thomas Hudson, Stephen J. McGruder, Robert G. Morris, Eli M. Salzmann, and Christopher J. Towle. The other general partners are: Zane E. Brown, John E. Erard, Daria L. Foster, Michael A. Grant, Robert J. Noelke, R. Mark Pennington, Douglas B. Sieg, Edward von der Linde and Marion Zapolin. The address of each partner is 90 Hudson Street, Jersey City, New Jersey 07302-3973.

Under the Management Agreement between Lord Abbett and the Trust, each Fund is obligated to pay Lord Abbett a monthly fee, based on average daily net assets for each month. The annual rates for each Fund are as follows:

o for the World Bond-Debenture Fund and the International Fund, at an annual rate of .75 of 1%,

o for allocating the Alpha Fund's assets among the underlying funds, at an annual rate of .50 of 1%,

o for the All Value Fund the fee is calculated at the following annual rates:

            .75 of 1% on the first $200 million of average daily net assets, .65 of 1% on the next $300 million, .50 of 1% of the Fund's assets over $500 million.

For the fiscal years ended October 31, 2001 and 2000, such fees amounted to $929,447 and $1,040,754 for Alpha Fund; $2,112,158 and $1,792,139 for All Value
Fund; $1,523,030 and $2,127,038 for International Fund; and $92,135 and $87,774
for World Bond-Debenture Fund for the same periods.

Although not obligated to do so, for the fiscal year ended October 31, 2001, Lord Abbett has waived all or part of its management fees for the Alpha Fund and the World Bond-Debenture Fund, and has assumed other expenses for the World Bond-Debenture Fund. For the fiscal year ended October 31, 2001, Lord Abbett did not waive management fees for the All Value Fund and the International Fund.

Each Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, 12b-1 expenses, outside trustees' fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of preparing, printing and mailing stock certificates and shareholder reports, expenses of registering its shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses to existing shareholders, insurance premiums, brokerage and other expenses connected with executing portfolio transactions.

Principal Underwriter

Lord Abbett Distributor LLC, a New York limited liability company and subsidiary of Lord Abbett, 90 Hudson Street, Jersey City, New Jersey 07302-3973, serves as the principal underwriter for each Fund.

Custodian and Accounting Agent

State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri is each Fund's custodian. The custodian pays for and collects proceeds of securities bought and sold by the Fund and attends to the collection of principal and income. The custodian may appoint domestic and foreign sub-custodians from time to time to hold certain securities purchased by each Fund in foreign countries and to hold cash and currencies for each Fund. In accordance with the requirements of Rule 17f-5, the Board of Trustees have approved arrangements permitting each Fund's foreign assets not held by the custodian or its foreign branches to be held by certain qualified foreign banks and depositories. In addition, State Street Bank and Trust Company performs certain accounting and record keeping functions relating to portfolio transactions and calculates each Fund's net asset value.

Transfer Agent

UMB, N.A., 928 Grand Blvd., Kansas City, Missouri, 64106, acts as the transfer agent and dividend disbursing agent for each Fund.

Independent Auditors

Deloitte & Touche LLP, Two World Financial Center, New York, New York, 10281, are the independent auditors of each Fund and must be approved at least annually by the Board of Trustees to continue in such capacity. Deloitte & Touche LLP perform audit services for each Fund, including the examination of financial statements included in each Fund's Annual Report to Shareholders.

                                       6.
                    Brokerage Allocations and Other Practices

Each Fund's policy is to obtain best execution on all portfolio transactions, which means that it seeks to have purchases and sales of portfolio securities executed at the most favorable prices, considering all costs of the transaction, including brokerage commissions and dealer markups and markdowns and taking into account the full range and quality of the brokers' services. Consistent with obtaining best execution, each Fund generally pays, as described below, a higher commission than some brokers might charge on the same transaction. Our policy with respect to best execution governs the selection of brokers or dealers and the market in which the transaction is executed. To the extent permitted by law, a Fund, if considered advantageous, make a purchase from or sale to another Lord Abbett-sponsored fund without the intervention of any broker-dealer.

Broker-dealers are selected on the basis of their professional capability and the value and quality of their brokerage and research services. Normally, the selection is made by traders who are employees of Lord Abbett. These traders also do the trading for other accounts -- investment companies and other investment clients -- managed by Lord Abbett. They are responsible for obtaining best execution.

In transactions on stock exchanges in the United States, commissions are negotiated, whereas on many foreign stock exchanges commissions are fixed. In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup. Purchases from underwriters of newly-issued securities for inclusion in each Fund's portfolio usually will include a concession paid to the underwriter by the issuer and purchases from dealers serving as market makers will include the spread between the bid and asked prices.

We pay a commission rate that we believe is appropriate to give maximum assurance that our brokers will provide us, on a continuing basis, the highest level of brokerage services available. While we do not always seek the lowest possible commissions on particular trades, we believe that our commission rates are in line with the rates that many other institutions pay. Our traders are authorized to pay brokerage commissions in excess of those that other brokers might accept on the same transactions in recognition of the value of the services performed by the executing brokers, viewed in terms of either the particular transaction or the overall responsibilities of Lord Abbett, with respect to us and the other accounts they manage. Such services include showing us trading opportunities including blocks, a willingness and ability to take positions in securities, knowledge of a particular security or market-proven ability to handle a particular type of trade, confidential treatment, promptness and reliability.

Some of these brokers also provide research services, at least some of which are useful to Lord Abbett in their overall responsibilities with respect to us and the other accounts they manage. Research includes the furnishing of analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and trading equipment and computer software packages, acquired from third-party suppliers, that enable Lord Abbett to access various information bases. Such services may be used by Lord Abbett in servicing all their accounts, and not all of such services will necessarily be used by Lord Abbett in connection with their management of the Funds. Conversely, such services furnished in connection with brokerage on other accounts managed by Lord Abbett may be used in connection with their management of the Funds, and not all of such services will necessarily be used by Lord Abbett in connection with their advisory services to such other accounts. We have been advised by Lord Abbett that research services received from brokers cannot be allocated to any particular account, are not a substitute for Lord Abbett's services but are supplemental to their own research effort and, when utilized, are subject to internal analysis before being incorporated by Lord Abbett into their investment process. As a practical matter, it would not be possible for Lord Abbett to generate all of the information presently provided by brokers. While receipt of research services from brokerage firms has not reduced Lord Abbett's normal research activities, the expenses of Lord Abbett could be materially increased if it attempted to generate such additional information through its own staff and purchased such equipment and software packages directly from the suppliers.

No commitments are made regarding the allocation of brokerage business to or among brokers, and trades are executed only when they are dictated by investment decisions of the Lord Abbett-sponsored funds to purchase or sell portfolio securities.

When, in the opinion of Lord Abbett, two or more broker-dealers (either directly or through their correspondent clearing agents) are in a position to obtain the best price and execution, preference may be given to brokers who have sold shares of each Fund and/or shares of other Lord-Abbett-sponsored funds, or who have provided investment research, statistical, or other related services to each Fund.

If other clients of Lord Abbett buy or sell the same security at the same time as a Lord Abbett-sponsored fund does, transactions will, to the extent practicable, be allocated among all participating accounts in proportion to the amount of each order and will be executed daily until filled so that each account shares the average price and commission cost of each day. Other clients who direct that their brokerage business be placed with specific brokers or who invest through wrap accounts introduced to Lord Abbett by certain brokers may not participate with a Lord Abbett-sponsored fund in the buying and selling of the same securities as described above. If these clients wish to buy or sell the same security as a Lord Abbett-sponsored fund does, they may have their transactions executed at times different from our transactions and thus may not receive the same price or incur the same commission cost as a Lord Abbett-sponsored fund does.

During the fiscal years ended October 31, 2001, 2000, and 1999, the Funds paid total brokerage commissions on transactions of securities to independent broker-dealers of $1,877,299, $1,118,967, and $260,023, respectively.

                                       7.
                       Capital Stock and Other Securities

Classes of Shares. Each Fund offers investors different classes of shares as described in the Prospectus. The different classes of shares represent investments in the same portfolio of securities but are subject to different expenses and will likely have different share prices. Investors should read this section carefully to determine which class represents the best investment option for their particular situation.

All classes of shares have equal noncumulative voting rights and equal rights with respect to dividends, assets and liquidation, except for certain class-specific expenses. They are fully paid and nonassessable when issued and have no preemptive or conversion rights. Additional classes, series, or funds may be added in the future. The Act requires that where more than one class, series, or fund exists, each class, series, or fund must be preferred over all other classes, series, or funds in respect of assets specifically allocated to such class, series, or fund.

Rule 18f-2 under the Act provides that any matter required to be submitted, by the provisions of the Act or applicable state law, or otherwise, to the holders of the outstanding voting securities of an investment company such as a Fund shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each class affected by such matter. Rule 18f-2 further provides that a class shall be deemed to be affected by a matter unless the interests of each class, series, or fund in the matter are substantially identical or the matter does not affect any interest of such class, series, or fund. However, the Rule exempts the selection of independent public accountants, the approval of a contract with a principal underwriter and the election of trustees from the separate voting requirements.

The Trust does not hold meetings of shareholders unless one or more matters are required to be acted on by shareholders under the Act. Under the Trust's Declaration of Trust, shareholder meetings may be called at any time by certain officers of the Trust or by a majority of the Trustees (i) for the purpose of taking action upon any matter requiring the vote or authority of each Fund's shareholders or upon other matters deemed to be necessary or desirable or (ii) upon the written request of the holders of at least one-quarter of each Fund's outstanding shares and entitled to vote at the meeting.

Shareholder Liability. Delaware law provides that Trust's shareholders shall be entitled to the same limitations of personal liability extended to stockholders of private for profit corporations. The courts of some states, however, may decline to apply Delaware law on this point. The Declaration of Trust contains an express disclaimer of shareholder liability for the acts, obligations, or affairs of the Trust and requires that a disclaimer be given in each contract entered into or executed by the Trust. The Declaration provides for indemnification out of the Trust's property of any shareholder or former shareholder held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which Delaware law does not apply, no contractual limitation of liability was in effect and the portfolio is unable to meet its obligations. Lord Abbett believes that, in view of the above, the risk of personal liability to shareholders is extremely remote.

Under the Declaration of Trust, the Trustees may, without shareholder vote, cause the Trust to merge or consolidate into, or sell and convey all or substantially all of, the assets of the Trust to one or more trusts, partnerships or corporations, so long as the surviving entity is an open-end management investment company that will succeed to or assume the Trust's registration statement. In addition, the Trustees may, without shareholder vote, cause the Trust to be incorporated under Delaware law.

Derivative actions on behalf of the Trust may be brought only by shareholders owning not less than 50% of the then outstanding shares of the Trust.

Class A Shares. If you buy Class A shares, you pay an initial sales charge on investments of less than $1 million or on investments for Retirement and Benefit Plans with less than 100 eligible employees or on investments that do not qualify under the other categories listed under "Net Asset Value Purchases of Class A Shares". If you purchase Class A shares as part of an investment of at least $1 million (or for certain Retirement and Benefit Plans) in shares of one or more Lord Abbett-sponsored funds, you will not pay an initial sales charge, but, subject to certain exceptions, if you redeem any of those shares within 24 months after the month in which you buy them, you may pay to the Fund a contingent deferred sales charge ("CDSC") of 1%.

Class B Shares. If you buy Class B shares, you pay no sales charge at the time of purchase, but if you redeem your shares before the sixth anniversary of buying them, you will normally pay a CDSC to Lord Abbett Distributor. That CDSC varies depending on how long you own shares. Class B shares are subject to service and distribution fees at an annual rate of 1% of the average daily net asset value of the Class B shares. The CDSC and the Rule 12b-1 plan applicable to the Class B shares are described in the Funds' prospectus.

Conversions of Class B shares. The conversion of Class B shares on the eighth anniversary of their purchase is subject to the continuing availability of a private letter ruling from the Internal Revenue Service, or an opinion of counsel or tax adviser, to the effect that the conversion of Class B shares does not constitute a taxable event for the holder under federal income tax law. If such a revenue ruling or opinion is no longer available, the automatic conversion feature may be suspended, in which event no further conversions of Class B shares would occur while such suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the holder.

Class C Shares. If you buy Class C shares, you pay no sales charge at the time of purchase, but if you redeem your shares before the first anniversary of buying them, you will normally pay that Fund a CDSC of 1%. Class C shares are subject to service and distribution fees at an annual rate of 1% of the average daily net asset value of the Class C shares. The CDSC and the Rule 12b-1 plan applicable to the Class C shares are described in the Funds' prospectus.

Class P Shares. If you buy Class P shares, you pay no sales charge at the time of purchase, and if you redeem your shares you pay no CDSC. Class P shares are subject to service and distribution fees at an annual rate of .45 of 1% of the average daily net asset value of the Class P shares. The Rule 12b-1 plan, applicable to the Class P shares, is described in the prospectus of each Fund which offers Class P shares. Class P shares are available to a limited number of investors.

Rule 12b-1 Plans

Class A, B, C, and P. Each Fund has adopted a Distribution Plan and Agreement pursuant to Rule 12b-1 of the Act for each of the four Fund classes: the "A Plan," the "B Plan," the "C Plan," and the "P Plan," respectively. The principal features of each Plan are described in the Prospectus; however, this Statement of Additional Information contains additional information that may be of interest to investors. Each Plan is a compensation plan, allowing each class to pay a fixed fee to Lord Abbett that may be more or less than the expenses Lord Abbett actually incurs. In adopting each Plan and in approving its continuance, the Board of Trustees has concluded that there is a reasonable likelihood that each Plan will benefit its respective class and such class' shareholders. The expected benefits include greater sales and lower redemptions of class shares, which should allow each class to maintain a consistent cash flow, and a higher quality of service to shareholders by authorized institutions than would otherwise be the case. Each Plan compensates Lord Abbett for financing activities primarily intended to sell shares of the Funds. These activities include, but are not limited to, the preparation and distribution of advertising material and sales literature and other marketing activities. Lord Abbett also uses amounts received under each Plan as described in the Prospectus and for payments to dealers for (i) providing continuous services to shareholders, such as answering shareholder inquiries, maintaining records, and assisting shareholders in making redemptions, transfers, additional purchases and exchanges and (ii) their assistance in distributing shares of the Funds.

The amounts paid by each Fund pursuant to the A Plan for the fiscal year ended October 31, 2001, in connection with advertising and marketing activities, and payments to dealers were:

Alpha Fund                     --      $20,553 and  $281,881 totaling $302,434
All Value Fund                 --      $28,482 and  $573,492 totaling $601,974
International Fund             --      $473 and  $460,466 totaling $460,939
World Bond-Debenture Fund      --      $2,126 and  $29,938 totaling $32,064

The amounts paid by each Fund pursuant to the B Plan for the fiscal year ended October 31, 2001, in connection with advertising and marketing activities, and payments to dealers were:

Alpha Fund                     --      $0 and  $604,289 totaling $604,289
All Value Fund                 --      $0 and  $272,208 totaling $272,208
International Fund             --      $0 and  $236,186 totaling $236,186
World Bond-Debenture Fund      --      $0 and  $20,607 totaling $20,607

The amounts paid by each Fund pursuant to the C Plan for the fiscal year ended October 31, 2001, in connection with advertising and marketing activities, and payments to dealers were:

Alpha Fund                     --      $0 and  $414,855 totaling $414,855
All Value Fund                 --      $0 and  $1,081,589 totaling $1,081,589
International Fund             --      $0 and  $176,700 totaling $176,700
World Bond-Debenture Fund      --      $0 and  $15,776 totaling $15,776

The amounts paid by each Fund pursuant to the P Plan for the fiscal year ended October 31, 2001, in connection with advertising and marketing activities, and payments to dealers were:

All Value Fund                 --      $0 and  $1 totaling$1
International Fund             --      $0 and  $5 totaling $5

Each Plan requires the Board of Trustees to review, on a quarterly basis, written reports of all amounts expended pursuant to the Plan, the purposes for which such expenditures were made, and any other information the Board of Trustees reasonably requests to enable it to make an informed determination of whether the plans should be continued. Each Plan shall continue in effect only if its continuance is specifically approved at least annually by vote of the Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan ("outside Trustees"), cast in person at a meeting called for the purpose of voting on the Plan. No Plan may be amended to increase materially above the limits set forth therein the amount spent for distribution expenses thereunder without approval by a majority of the outstanding voting securities of the applicable class and the approval of a majority of the Trustees, including a majority of the outside Trustees. As long as the Plans are in effect, the selection or nomination of outside Trustees is committed to the discretion of the outside Trustees.

Payments made pursuant to a Plan are subject to any applicable limitations imposed by rules of the National Association of Securities Dealers, Inc. A Plan terminates automatically if it is assigned. In addition, each Plan may be terminated at any time by vote of a majority of the outside Trustees or by vote of a majority of its class' outstanding voting securities.

Contingent Deferred Sales Charges. A CDSC applies upon early redemption of shares regardless of class, and (i) will be assessed on the lesser of the net asset value of the shares at the time of redemption or the original purchase price and (ii) will not be imposed on the amount of your account value represented by the increase in net asset value over the initial purchase price (including increases due to the reinvestment of dividends and capital gains distributions) and upon early redemption of shares. In the case of Class A shares, this increase is represented by shares having an aggregate dollar value in your account. In the case of Class B and Class C shares, this increase is represented by that percentage of each share redeemed where the net asset value exceeded the initial purchase price.

Class A Shares. As stated in the Prospectus, subject to certain exceptions, a CDSC of 1% is imposed with respect to those Class A shares (or Class A shares of another Lord Abbett-sponsored fund or series acquired through exchange of such shares) on which a Fund has paid the one-time distribution fee of 1% if such shares are redeemed out of the Lord Abbett-sponsored fund within a period of 24 months from the end of the month in which the original sale occurred.

Class B Shares. As stated in the Prospectus, subject to certain exceptions, if Class B shares (or Class B shares of another Lord Abbett-sponsored fund or series acquired through exchange of such shares) are redeemed out of the Lord Abbett-sponsored funds for cash before the sixth anniversary of their purchase, a CDSC will be deducted from the redemption proceeds. The Class B CDSC is paid to Lord Abbett Distributor to reimburse its expenses, in whole or in part, for providing distribution-related services to each Fund in connection with the sale of Class B shares.

To minimize the effects of the CDSC or to determine whether the CDSC applies to a redemption, the Fund redeems shares in the following order: (1) shares acquired by reinvestment of dividends and capital gains distributions, (2) shares held on or after the sixth anniversary of their purchase, and (3) shares held the longest before such sixth anniversary.

The amount of the CDSC will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule:

Anniversary of the Day on                     Contingent Deferred Sales Charge
Which the Purchase Order Was Accepted         on Redemptions (As % of Amount Subject to Charge)
Before the 1st                                5.0%
On the 1st, before the 2nd                    4.0%
On the 2nd, before the 3rd                    3.0%
On the 3rd, before the 4th                    3.0%
On the 4th, before the 5th                    2.0%
On the 5th, before the 6th                    1.0%
On or after the 6th anniversary               None

In the table, an "anniversary" is the same calendar day in each respective year after the date of purchase. All purchases are considered to have been made on the business day on which the purchase order was accepted.

Class C Shares. As stated in the Prospectus, subject to certain exceptions, if Class C shares are redeemed for cash before the first anniversary of their purchase, the redeeming shareholder normally will be required to pay to the Funds on behalf of Class C shares a CDSC of 1% of the lower of cost or the then net asset value of Class C shares redeemed. If such shares are exchanged into the same class of another Lord Abbett-sponsored fund and subsequently redeemed before the first anniversary of their original purchase, the charge will be collected by the fund of original purchase on behalf of this Fund's Class C shares.

General. The percentage (1% in the case of Class A and Class C shares and 5% through 1% in the case of Class B shares) used to calculate CDSCs described above for the Class A, Class B and Class C shares is sometimes hereinafter referred to as the "Applicable Percentage."

With respect to Class A shares, a CDSC will not be assessed at the time of certain transactions, including redemptions by participants or beneficiaries from certain Retirement and Benefit Plans and benefit payments under Retirement and Benefit Plans in connection with plan loans, hardship withdrawals, death, retirement or separation from service and for returns of excess contributions to retirement plan sponsors. With respect to Class A share purchases by Retirement and Benefit Plans made through Financial Intermediaries that have special arrangements with the Fund and/or Lord Abbett Distributor, no CDSC will be assessed at the time of redemptions that continue as investments in another fund participating in the program provided the Plan has not redeemed all, or substantially all, of its assets from the Lord Abbett family of funds. With respect to Class B shares, no CDSC is payable for redemptions (i) in connection with Systematic Withdrawal Plan and Div-Move services as described below under those headings, (ii) in connection with a mandatory distribution under 403(b) plans and IRAs and (iii) in connection with the death of the shareholder. In the case of Class A and Class C shares, the CDSC is received by the Fund and is intended to reimburse all or a portion of the amount paid by the Fund if the shares are redeemed before the Fund has had an opportunity to realize the anticipated benefits of having a long-term shareholder account in the Fund. In the case of Class B shares, the CDSC is received by Lord Abbett Distributor and is intended to reimburse its expenses of providing distribution-related service to the Fund (including recoupment of the commission payments made) in connection with the sale of Class B shares before Lord Abbett Distributor has had an opportunity to realize its anticipated reimbursement by having such a long-term shareholder account subject to the B Plan distribution fee.

In no event will the amount of the CDSC exceed the Applicable Percentage of the lesser of (i) the net asset value of the shares redeemed or (ii) the original cost of such shares (or of the exchanged shares for which such shares were acquired). No CDSC will be imposed when the investor redeems (i) shares representing an aggregate dollar amount of his or her account, in the case of Class A shares, (ii) that percentage of each share redeemed, in the case of Class B and Class C shares, derived from increases in the value of the shares above the total cost of shares being redeemed due to increases in net asset value, (iii) shares with respect to which no Lord Abbett-sponsored fund paid a 12b-1 fee and, in the case of Class B shares, Lord Abbett Distributor paid no sales charge or service fee (including shares acquired through reinvestment of dividend income and capital gains distributions) or (iv) shares which, together with exchanged shares, have been held continuously for 24 months from the end of the month in which the original sale occurred (in the case of Class A shares); for six years or more (in the case of Class B shares) and for one year or more (in the case of Class C shares). In determining whether a CDSC is payable, (a) shares not subject to the CDSC will be redeemed before shares subject to the CDSC and (b) of the shares subject to a CDSC, those held the longest will be the first to be redeemed.

Which Class of Shares Should You Choose? Once you decide that a Fund is an appropriate investment for you, the decision as to which class of shares is better suited to your needs depends on a number of factors that you should discuss with your financial adviser. A Fund's class-specific expenses and the effect of the different types of sales charges on your investment will affect your investment results over time. The most important factors are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares.

In the following discussion, to help provide you and your financial adviser with a framework in which to choose a class, we have made some assumptions using a hypothetical investment in a Fund. We used the sales charge rates that generally apply to Class A, Class B, and Class C, and considered the effect of the higher distribution fees on Class B and Class C expenses (which will affect your investment return). Of course, the actual performance of your investment cannot be predicted and will vary based on that Fund's actual investment returns, the operating expenses borne by each class of shares, and the class of shares you purchase. The factors briefly discussed below are not intended to be investment advice, guidelines or recommendations, because each investor's financial considerations are different. The discussion below of the factors to consider in purchasing a particular class of shares assumes that you will purchase only one class of shares and not a combination of shares of different classes.

How Long Do You Expect to Hold Your Investment? While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. For example, over time, the reduced sales charges available for larger purchases of Class A shares may offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-specific expenses on Class B or Class C shares for which no initial sales charge is paid. Because of the effect of class-based expenses, your choice should also depend on how much you plan to invest.

Investing for the Short Term. If you have a short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. This is because of the effect of the Class B CDSC if you redeem before the sixth anniversary of your purchase, as well as the effect of the Class B distribution fee on the investment return for that class in the short term. Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the CDSC does not apply to amounts you redeem after holding them one year.

However, if you plan to invest more than $100,000 for the short term, then the more you invest and the more your investment horizon increases toward six years, the more attractive the Class A share option may become. This is because the annual distribution fee on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares. For example, Class A might be more appropriate than Class C for investments of more than $100,000 expected to be held for 5 or 6 years (or more). For investments over $250,000, that are expected to be held 4 to 6 years (or more), Class A shares may become more appropriate than Class C. If you are investing $500,000 or more, Class A may become more desirable as your investment horizon approaches 3 years or more.

For most investors who invest $1 million or more, Class A shares will generally be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, it may not be suitable for you to place a purchase order for Class B shares of $500,000 or more or a purchase order for Class C shares of $1,000,000 or more. In addition, it may not be suitable for you to place an order for Class B or Class C shares for Retirement and Benefit Plans with at least 100 eligible employees or for a Retirement and Benefit Plans made through Financial Intermediaries that perform participant recordkeeping or other administrative services for the Plans and that have entered into special arrangements with the

Fund and/or Lord Abbett Distributor specifically for such purchases. You should discuss this with your financial advisor.

Investing for the Longer Term. If you are investing for the longer term (for example, to provide for future college expenses for your child) and do not expect to need access to your money for seven years or more, Class B shares may be an appropriate investment option, if you plan to invest less than $100,000. If you plan to invest more than $100,000 over the long term, Class A shares will likely be more advantageous than Class B shares or Class C shares, as discussed above, because of the effect of the expected lower expenses for Class A shares and the reduced initial sales charges available for larger investments in Class A shares under each Fund's Rights of Accumulation.

Of course, these examples are based on approximations of the effect of current sales charges and expenses on a hypothetical investment over time, and should not be relied on as rigid guidelines.

Are There Differences in Account Features That Matter to You? Some account features are available in whole or in part to Class A, Class B and Class C shareholders. Other features (such as Systematic Withdrawal Plans) might not be advisable in non-Retirement and Benefit Plan accounts for Class B shareholders (because of the effect of the CDSC on the entire amount of a withdrawal if it exceeds 12% annually) and in any account for Class C shareholders during the first year of share ownership (due to the CDSC on withdrawals during that year). See "Systematic Withdrawal Plan" under "Services For Fund Investors" in the Prospectus for more information about the 12% annual waiver of the CDSC. You should carefully review how you plan to use your investment account before deciding which class of shares you buy. For example, the dividends payable to Class B and Class C shareholders will be reduced by the expenses borne solely by each of these classes, such as the higher distribution fee to which Class B and Class C shares are subject.

How Do Payments Affect My Broker? A salesperson, such as a broker, or any other person who is entitled to receive compensation for selling Fund shares may receive different compensation for selling one class than for selling another class. As discussed in more detail below, such compensation is primarily paid at the time of sale in the case of Class A and B shares and is paid over time, so long as shares remain outstanding, in the case of Class C shares. It is important that investors understand that the primary purpose of the CDSC for the Class B shares and the distribution fee for Class B and Class C shares is the same as the purpose of the front-end sales charge on sales of Class A shares: to compensate brokers and other persons selling such shares. The CDSC, if payable, supplements the Class B distribution fee and reduces the Class C distribution fee expenses for a Fund and Class C shareholders.

                                       8.
                             Purchases, Redemptions
                                   and Pricing

Information concerning how we value our shares for the purchase and redemption of our shares is contained in the Prospectus under "Purchases" and "Redemptions," respectively.

Under normal circumstances we calculate a Fund's net asset value as of the close of the NYSE on each day that the NYSE is open for trading by dividing our total net assets by the number of shares outstanding at the time of calculation. The NYSE is closed on Saturdays and Sundays and the following holidays -- New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

Each Fund values its portfolio securities at market value as of the close of the NYSE. Market value will be determined as follows: securities listed or admitted to trading privileges on any national or foreign securities exchange, or on the NASDAQ National Market System are valued at the last sales price, or, if there is no sale on that day, at the mean between the last bid and asked price, or, in the case of bonds, in the over-the-counter market if, in the judgment of the Fund's officers, that market more accurately reflects the market value of the bonds. Over-the-counter securities not traded on the NASDAQ National Market System are valued at the mean between the last bid and asked prices. Securities for which market quotations are not available are valued at fair market value under procedures approved by the Board of Trustees.

All assets and liabilities expressed in foreign currencies will be converted into United States dollars at the mean between the buying and selling rates of such currencies against United States dollars last quoted by any major bank chosen by the investment manager. If such quotations are not available, the rate of exchange will be determined in accordance with policies established by the Board of Trustees. The Board of Trustees will monitor, on an ongoing basis, each Fund's method of valuation.

Net Asset Value Purchases of Class A Shares. As stated in the Prospectus, our Class A shares may be purchased at net asset value under the following circumstances: a) purchases of $1 million or more, b) purchases by Retirement and Benefit Plans with at least 100 eligible employees, c) purchases for Retirement and Benefit Plans made though Financial Intermediaries that perform participant recordkeeping or other administrative services for the Plans and that have entered into special arrangements with the Fund and/or Lord Abbett Distributor specifically for such purchases, d) purchases made with dividends and distributions on Class A shares of another Eligible Fund, e) purchases representing repayment under the loan feature of the Lord Abbett-sponsored prototype 403(b) Plan for Class A shares f) purchases by employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor, g) purchases made by or on behalf of Financial Intermediaries for clients that pay the Intermediaries fees for services that include investment advisory or management services, provided that the Financial Intermediaries or their trading agents have entered into special arrangements with the Fund and/or Lord Abbett Distributor specifically for such purchases, g) purchases by trustees or custodians of any pension or profit sharing plan, or payroll deduction IRA for the employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor, h) purchases by each Lord Abbett-sponsored fund's Directors or Trustees, officers of each Lord Abbett-sponsored fund, employees and partners of Lord Abbett (including retired persons who formerly held such positions and family members of such purchasers), or i) purchases through an omnibus account of a dealer that features ten or fewer preferred mutual fund families, including the Lord Abbett family of funds, within 30 days of, and with the proceeds from, a redemption through the same dealer's omnibus account of shares of a mutual fund that were originally purchased subject to a sales charge.

Our Class A shares also may be purchased at net asset value i) by employees, partners and owners of unaffiliated consultants and advisors to Lord Abbett, Lord Abbett Distributor or Lord Abbett-sponsored funds who consent to such purchase if such persons provide service to Lord Abbett, Lord Abbett Distributor or such funds on a continuing basis and are familiar with such funds, ii) in connection with a merger, acquisition or other reorganization, iii) employees of our shareholder servicing agent, or iv) by the trustee or custodian under any pension or profit-sharing plan or Payroll Deduction IRA established for the benefit of our directors, trustees, employees of Lord Abbett, or employees of our shareholder service agents. Shares are offered at net asset value to these investors for the purpose of promoting goodwill with employees and others with whom Lord Abbett Distributor and/or the Fund has business relationship.

The net asset values and maximum offering prices of each Fund's Class A shares on October 31, 2001 were computed as follows:

                                                        Alpha Fund        All Value Fund
                                                        ----------        --------------
Net asset value per share (net assets
  divided by shares outstanding)                        $12.96            $9.83

Maximum offering price per share
  (net asset value divided by .9425 in both cases)      $13.75            $10.43

                                                        International     World Bond-Debenture
                                                            Fund                 Fund
                                                        -------------     --------------------
Net asset value per share (net assets
  divided by shares outstanding)                        $7.78             $7.83

Maximum offering price per share
  (net asset value divided by
  .9425 and .9525, respectively)                        $8.25             $8.22

Exchanges. The Prospectus briefly describes the Telephone Exchange Privilege. You may exchange some or all of your shares of any class for those in the same class of: (i) Lord Abbett-sponsored funds currently offered to the public with a sales charge (front-end, back-end or level ), (ii) Lord Abbett U.S. Government Securities Money Market Fund, Inc. ("GSMMF"), or (iii) any authorized institution's affiliated money market fund satisfying Lord Abbett Distributor as to certain omnibus accounts and other criteria, hereinafter referred to as an "authorized money market fund" or "AMMF", to the extent offers and sales may be made in your state. You should read the prospectus of the other fund before exchanging. In establishing a new account by exchange, shares of the Fund being exchanged must have a value equal to at least the minimum initial investment required for the other fund into which the exchange is made.

Shareholders in other Lord Abbett-sponsored funds and AMMFs have the same right to exchange their shares for the corresponding class of each Fund's shares. Exchanges are based on relative net asset values on the day instructions are received by the Fund in Kansas City if the instructions are received in proper form prior to the close of the NYSE. No sales charges are imposed except in the case of exchanges out of GSMMF or AMMF (unless a sales charge (front-end, back-end or level) was paid on the initial investment in a Lord Abbett-sponsored fund). Exercise of the exchange privilege will be treated as a sale for federal income tax purposes, and, depending on the circumstances, a gain or loss may be recognized. In the case of an exchange of shares that have been held for 90 days or less where no sales charge is payable on the exchange, the original sales charge incurred with respect to the exchanged shares will be taken into account in determining gain or loss on the exchange only to the extent such charge exceeds the sales charge that would have been payable on the acquired shares had they been acquired for cash rather than by exchange. The portion of the original sales charge not so taken into account will increase the basis of the acquired shares.

Shareholders have the exchange privilege unless they refuse it in writing. You should not view the exchange privilege as a means for taking advantage of short-term swings in the market, and we reserve the right to terminate or limit the privilege of any shareholder who makes frequent exchanges. We can revoke or modify the privilege for all shareholders upon 60 days' prior notice. "Eligible Funds" are AMMF and other Lord Abbett-sponsored funds that are eligible for the exchange privilege, except LASF. The exchange privilege will not be available with respect to any otherwise "Eligible Funds" the shares of which at the time are not available to new investors of the type requesting the exchange.

The other funds and series that participate in the Telephone Exchange Privilege [except (a) GSMMF, (b) certain series of Lord Abbett Tax-Free Income Fund and Lord Abbett Tax-Free Income Trust for which a Rule 12b-1 Plan is not yet in effect, and (c) AMMF (collectively, the "Non-12b-1 Funds")] have instituted a CDSC for each class on the same terms and conditions. No CDSC will be charged on an exchange of shares of the same class between Lord Abbett funds or between such funds and AMMF. Upon redemption of shares out of the Lord Abbett-sponsored funds or out of AMMF, the CDSC will be charged on behalf of and paid: (i) to the fund in which the original purchase (subject to a CDSC) occurred, in the case of the Class A and Class C shares and (ii) to Lord Abbett Distributor if the original purchase was subject to a CDSC, in the case of the Class B shares. Thus, if shares of a Lord Abbett fund are exchanged for shares of the same class of another such fund and the shares of the same class tendered ("Exchanged Shares") are subject to a CDSC, the CDSC will carry over to the shares of the same class being acquired, including GSMMF and AMMF ("Acquired Shares"). Any CDSC that is carried over to Acquired Shares is calculated as if the holder of the Acquired Shares had held those shares from the date on which he or she became the holder of the Exchanged Shares. Although the Non-12b-1 Funds will not pay a distribution fee on their own shares, and will, therefore, not impose their own CDSC, the Non-12b-1 Funds will collect the CDSC (a) on behalf of other Lord Abbett funds, in the case of the Class A and Class C shares and (b) on behalf of Lord Abbett Distributor, in the case of the Class B shares. Acquired Shares held in GSMMF and AMMF that are subject to a CDSC will be credited with the time such shares are held in GSMMF but will not be credited with the time such shares are held in AMMF. Therefore, if your Acquired Shares held in AMMF qualified for no CDSC or a lower Applicable Percentage at the time of exchange into AMMF, that Applicable Percentage will apply to redemptions for cash from AMMF, regardless of the time you have held Acquired Shares in AMMF.

Letter of Intention. Under the terms of the Letter of Intention as described in the Prospectus you may invest $100,000 or more over a 13-month period in Class A shares of a Lord Abbett-sponsored fund (other than shares of LASF, GSMMF and AMMF, unless holdings in GSMMF and AMMF are attributable to Class A shares exchanged from a Lord Abbett-sponsored fund offered with a front-end sales charge ). Class A shares currently owned by you are credited as purchases (at their current offering prices on the date the Letter of Intention is signed) toward achieving the stated investment and reduced initial sales charge for Class A shares. Class A shares valued at 5% of the amount of intended purchases are escrowed and may be redeemed to cover the additional sales charge payable if the Letter of Intention is not completed. The Letter of Intention is neither a binding obligation on you to buy, nor on the Fund to sell, the full amount indicated.

Rights of Accumulation. As stated in the Prospectus, purchasers (as defined in the Prospectus) may accumulate their investment in Class A shares of Lord Abbett-sponsored funds (other than LASF, GSMMF, and AMMF unless holdings in GSMMF or AMMF are attributable to Class A shares exchanged from a Lord Abbett-sponsored fund offered with a front-end sales charge) so that a current investment, plus the purchaser's holdings valued at the public offering price, reach a level eligible for a discounted sales charge for Class A shares.

Redemptions. A redemption order is in proper form when it contains all of the information and documentation required by the order form or supplementally by Lord Abbett Distributor or the Fund to carry out the order. The signature(s) and any legal capacity of the signer(s) must be guaranteed by an eligible guarantor. See the Prospectus for expedited redemption procedures.

The right to redeem and receive payment, as described in the Prospectus, may be suspended if the NYSE is closed (except for weekends or customary holidays), trading on the NYSE is restricted or the Securities and Exchange Commission ("SEC") deems an emergency to exist.

Our Board of Trustees may authorize redemption of all of the shares in any account in which there are fewer than 25 shares. Before authorizing such redemption, the Board must determine that it is in our economic best interest or necessary to reduce disproportionately burdensome expenses in servicing shareholder accounts. At least 6 months' prior written notice will be given before any such redemption, during which time shareholders may avoid redemption by bringing their accounts up to the minimum set by the Board.

Div-Move. Under the Div-Move service described in the Prospectus, you can invest the dividends paid on your account of any class into an existing account of the same class in any other Eligible Fund. The account must either be your account, a joint account for you and your spouse, a single account for your spouse, or a custodial account for your minor child under the age of 21. You should read the prospectus of the other fund before investing.

Invest-A-Matic. The Invest-A-Matic method of investing in the Fund and/or any other Eligible Fund is described in the Prospectus. To avail yourself of this method you must complete the application form, selecting the time and amount of your bank checking account withdrawals and the funds for investment, include a voided, unsigned check and complete the bank authorization.

Systematic Withdrawal Plans. The Systematic Withdrawal Plan ("SWP") also is described in the Prospectus. You may establish a SWP if you own or purchase uncertificated shares having a current offering price value of at least $10,000. Lord Abbett prototype retirement plans have no such minimum. With respect to Class B shares, the CDSC will be waived on redemptions of up to 12% per year of the current net asset value of your account at the time the SWP is established. For Class B share redemptions over 12% per year, the CDSC will apply to the entire redemption. Therefore, please contact the Fund for assistance in minimizing the CDSC in this situation. With respect to Class C shares, the CDSC will be waived on and after the first anniversary of their purchase. The SWP involves the planned redemption of shares on a periodic basis by receiving either fixed or variable amounts at periodic intervals. Because the value of shares redeemed may be more or less than their cost, gain or loss may be recognized for income tax purposes on each periodic payment. Normally, you may not make regular investments at the same time you are receiving systematic withdrawal payments because it is not in your interest to pay a sales charge on new investments when, in effect, a portion of that new investment is soon withdrawn. The minimum investment accepted while a withdrawal plan is in effect is $1,000. The SWP may be terminated by you or by us at any time by written notice.

Retirement Plans. The Prospectus indicates the types of retirement plans for which Lord Abbett provides forms and explanations. Lord Abbett makes available the retirement plan forms including 401(k) plans and custodial agreements for IRAs (Individual Retirement Accounts, including Traditional, Education, Roth and SIMPLE IRAs and Simplified Employee Pensions), 403(b) plans and qualified pension and profit-sharing plans. The forms name State Street Bank & Trust Company as custodian and contain specific information about the plans excluding 401(k) plans. Explanations of the eligibility requirements, annual custodial fees and allowable tax advantages and penalties are set forth in the relevant plan documents. Adoption of any of these plans should be on the advice of your legal counsel or qualified tax adviser.

                                       9.
                              Taxation of the Fund

Each Fund intends to elect and to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986 (the "Code"). Because each Fund is treated as a separate entity for federal income tax purposes, the status of each Fund as a regulated investment company is determined separately by the Internal Revenue Service. If a Fund so qualifies, the Fund will not be liable for U.S. federal income taxes on income and capital gains that the Fund timely distributes to its shareholders. If in any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income will be taxed to the Fund at regular corporate rates. Assuming the Fund does qualify as a regulated investment company, it will be subject to a 4% non-deductible excise tax on certain amounts that are not distributed or treated as having been distributed on a timely basis each calendar year. Each Fund intends to distribute to its shareholders each year an amount adequate to avoid the imposition of this excise tax.

Each Fund intends to declare and pay as dividends each year substantially all of its net investment income. Dividends paid by the Fund from its ordinary income or net realized short-term capital gains are taxable to you as ordinary income. Dividends paid by a Fund from its net realized long-term capital gains are taxable to you as long-term capital gains, regardless of the length of time you have owned Fund shares. All dividends are taxable to you regardless of whether they are received in cash or reinvested in Fund shares.

Dividends paid by a Fund to corporate shareholders will qualify for the dividends received deduction to the extent they are derived from dividends paid to the Fund by domestic corporations. If you are a corporation, you must have held your Fund shares for more than 45 days to qualify for the dividends received deduction. The dividends received deduction may be limited if you incur indebtedness to acquire Fund shares.

Distributions paid by a Fund that do not constitute dividends because they exceed the Fund's current and accumulated earnings and profits will be treated as a return of capital and reduce the tax basis of your Fund shares. To the extent that such distributions exceed the tax basis of your Fund shares, the excess amounts will be treated as gains from the sale of the shares.

Ordinarily, you are required to take distributions by a Fund into account in the year in which they are made. A distribution declared in October, November, or December of any year and payable to shareholders of record on a specified date in those months, however, is deemed paid by a Fund and received by you on December 31 of that calendar year if the distribution is paid by the Fund in January of the following year. Each Fund will send you annual information concerning the tax treatment of dividends and other distributions paid to you by the Fund.

Upon your sale, exchange, or redemption of Fund shares, you will recognize short- or long-term capital gain or loss, depending upon whether your holding period of the Fund shares exceeds one year. However, if your holding period in your Fund shares is six months or less, any capital loss realized from a sale, exchange, or redemption of such shares must be treated as long-term capital loss to the extent of dividends classified as "capital gain dividends" received with respect to such shares. Losses on the sale of Fund shares are not deductible if, within a period beginning 30 days before the date of the sale and ending 30 days after the date of the sale, you acquire shares that are substantially identical.

The maximum tax rates applicable to net capital gains recognized by individuals and other non-corporate taxpayers are currently (i) the same as ordinary income tax rates for capital assets held for one year or less and (ii) 20% for capital assets held for more than one year. Capital gains or losses recognized by corporate shareholders are subject to tax at the ordinary income tax rates applicable to corporations.

Certain investment practices that a Fund may utilize, such as investing in futures, foreign currency, or foreign entities classified as "passive foreign investment companies" for U.S. tax purposes, may affect the character and timing of the recognition of gains and losses by a Fund. Such transactions may in turn affect the amount and character of Fund distributions to you.

A Fund may in some cases be subject to foreign withholding taxes, which would reduce the yield on its investments. It is generally expected that you will not be entitled to claim a federal income tax credit or deduction for foreign income taxes paid by a Fund. You may be eligible to claim federal income tax credits or deductions for foreign income taxes paid by the International and World Bond-Debenture Funds if more than 50 percent of the value of the Fund's total assets at the close of the tax year consists of stocks or securities in foreign corporations, the Fund has distributed at least 90 percent of its investment company taxable income and net tax-exempt interest, and the Fund makes an election to pass through to you the right to take the credit or deduction for foreign taxes (not in excess of the actual tax liability). If the Fund makes such an election, you will be required to include such taxes in your gross income (in addition to dividends and distributions you actually receive), treat such taxes as foreign taxes paid by you, and may be entitled to a tax deduction for such taxes or a tax credit, subject to a holding period requirement and other limitations under the Code. However, if you do not itemized deductions for federal income tax purposes, you will not be able to deduct your pro rata potion of qualified foreign taxes paid by the Fund, although you will be required to include your share of such taxes in gross income if the Fund makes the election described above. Solely for purposes of determining the amount of federal income tax credits or deductions for foreign income taxes paid, your distributive share of the foreign taxes paid by the Fund plus the portion of any dividends the Fund pays to you that are derived from foreign sources will be treated as income from foreign sources in your hands. Generally, however, distributions derived from the Fund's long-term and short-term capital gains will not be treated as income from foreign sources. If an election is made, the Fund will send an annual written notice to you indicating the amount that you may treat as the proportionate share of foreign taxes paid and income derived from foreign tax sources.

You may be subject to a 30.5% withholding tax on reportable dividends, capital gain distributions, and redemption payments ("backup withholding"). The withholding tax is reduced to 30% for dividends, distributions, and payments that are received for tax purposes after December 31, 2001. Generally, you will be subject to backup withholding if a Fund does not have your certified taxpayer identification number on file, or, to the Fund's knowledge, you have furnished an incorrect number. When establishing an account, you must certify under penalties of perjury that your taxpayer identification number is correct and that you are not otherwise subject to backup withholding.

The tax rules of the various states of the United States and their local jurisdictions with respect to distributions from a Fund can differ from the U.S. federal income tax rules described above. Many states allow you to exclude from your state taxable income the percentage of dividends derived from certain federal obligations, including interest on some federal agency obligations. Certain states, however, may require that a specific percentage of a Fund's income be derived from federal obligations before such dividends may be excluded from state taxable income. A Fund may invest some or all of its assets in such federal obligations. Each Fund intends to provide to you on an annual basis information to permit you to determine whether Fund dividends derived from interest on federal obligations may be excluded from state taxable income.

If you are investing through a tax-deferred retirement account, such as an IRA, special tax rules apply and you should consult your tax adviser for detailed information about the tax consequences to you of owning Fund shares.

The foregoing discussion addresses only the U.S. federal income tax consequences applicable to U.S. persons (generally, U.S. citizens or residents (including certain former citizens and former long-term residents), domestic corporations or domestic entities taxed as corporations for U.S. tax purposes, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts if a court within the United States is able to exercise primary supervision over their administration and at least one U.S. person has the authority to control all substantial decisions of the trusts). The treatment of the owner of an interest in an entity that is a pass-through entity for U.S. tax purposes (e.g., partnerships and disregarded entities) and that owns Fund shares will generally depend upon the status of the owner and the activities of the pass-through entity. If you are not a U.S. person or are the owner of an interest in a pass-through entity that owns Fund shares, you should consult your tax adviser regarding the U.S. and foreign tax consequences of the ownership of Fund shares, including the applicable rate of U.S. withholding tax on dividends representing ordinary income and net short-term capital gains, and the applicability of U.S. gift and estate taxes.

Because everyone's tax situation is unique, you should consult your tax adviser regarding the treatment of distributions under the federal, state, and local tax rules that apply to you, as well as the tax consequences of gains or losses from the sale, exchange, or redemption of your Fund shares.

                                       10.
                                   Underwriter

Lord Abbett Distributor LLC, a New York limited liability company and subsidiary of Lord Abbett, 90 Hudson Street, Jersey City, New Jersey 07302-3973, serves as the exclusive underwriter for the Funds. The Trust has entered into a distribution agreement with Lord Abbett Distributor, under which Lord Abbett Distributor is obligated to use its best efforts to find purchasers for the shares of each Fund, and to make reasonable efforts to sell Fund shares, on a continuous basis, so long as, in Lord Abbett Distributor's judgment, a substantial distribution can be obtained by reasonable efforts.

For the last three fiscal years, Lord Abbett, as the Funds' principal underwriter, received net commissions after allowance of a portion of the sales charge to independent dealers with respect to Class A shares as follows:

                                                Year Ended October 31
                                                ---------------------

                                           2001           2000            1999
                                        ----------     ----------     ----------
Gross sales charge                      $3,099,029     $2,884,037     $2,562,452

Amount allowed to dealers               $2,705,298     $2,440,046     $2,199,701
                                        ----------     ----------     ----------
Net commissions
   received by Lord Abbett              $  393,731     $  443,991     $  367,751
                                        ==========     ==========     ==========

                                       11.
                                   Performance

Each Fund computes the average annual compounded rates of total return during specified periods (i) before taxes, (ii) after taxes on Fund distributions, and
(iii) after taxes on Fund distributions and redemption, (or sale) of the Funds shares at the end of the measurement period. The Funds equate the initial amount invested to the ending (redeemable) value of such investment by adding one to the computed average annual total return, expressed as a percentage, (i) before taxes, (ii) after taxes on Fund distributions, and (iii) after-taxes on Fund distributions and redemption (or sale) of the Funds shares at the end of the measurement period. raising the sum to a power equal to the number of years covered by the computation and multiplying the result by one thousand dollars, which represents a hypothetical initial investment. The calculation assumes deduction of the maximum sales charge from the initial amount invested and reinvestment of all distributions (i) without the effect of taxes, (ii) less taxes due on such distributions, and (iii) less taxes due on such Fund distributions and a redemption of the Fund shares, on the reinvestment dates at prices calculated as stated in the Prospectus. The ending (redeemable) value is determined by assuming a complete redemption at the end of the period(s) covered by the average annual total return computation and, in the case of after taxes on Funds distributions and a redemption of Fund shares, includes subtracting capital gains taxes resulting from the redemption and adjustments to take into account the tax benefit from any capital losses that may have resulted from the redemption.

In calculating total returns for Class A shares, the current maximum sales charge of 5.75% (as a percentage of the offering price) is deducted from the initial investment (unless the total return is shown at net asset value). For Class B shares, the payment of the applicable CDSC (5.0% prior to the first anniversary of purchase, 4.0% prior to the second anniversary of purchase, 3.0% prior to the third and fourth anniversaries of purchase, 2.0% prior to the fifth anniversary of purchase, 1.0% prior to the sixth anniversary of purchase and no CDSC on and after the sixth anniversary of purchase) is applied to the Fund's investment result for that class for the time period shown (unless the total return is shown at net asset value). For Class C shares, the 1.0% CDSC is applied to the Fund's investment result for that class for the time period shown prior to the first anniversary of purchase (unless the total return is shown at net asset value). For Class P shares total returns are shown at net asset value.

Using the computation methods described above the following table indicates the average annual compounded rates of total return on an initial investment of one thousand dollars as of October 31, 2001, for each Fund, for one year and life of Fund, where applicable. The after-tax returns were calculated using the highest applicable individual federal marginal tax rates in effect on the reinvestment date. The rates used correspond to the tax character of each component of the distribution (e.g., the ordinary income rate for ordinary income distributions, the short-term capital gain rate for short-term capital gains distributions, and the long-term capital gain rate for long-term capital gains distributions). The tax rates may vary over the measurement period. Potential tax liabilities other than federal tax liabilities (e.g. state and local taxes) were disregarded, as were the effect of phaseouts of certain exemptions, deductions and credits at various income levels, and the impact of the federal alternative minimum income tax. Before and after tax returns are provided for Class A shares for the Funds. Actual after-tax returns will depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. A Fund's past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

                                  1 Year     5 Year    10 Year   Life of Fund
                                  ------     ------    -------   ------------
Alpha Fund
Class A shares
    Before Taxes                 -27.14%         --       --    -4.85%(3/18/98)
Class A shares after
    Taxes on Distributions       -28.00%         --       --    -5.36%
Class A shares after Taxes on
    Distributions and Sales of
    Fund shares                  -16.12%         --       --    -3.97%
Class B shares                   -26.92%         --       --    -4.67%(3/18/98)
Class C shares                   -23.99%         --       --    -3.95%(3/18/98)

All Value Fund
Class A shares                   -12.57%      11.35%      --    13.08%(7/15/96)
Class B shares                   -12.10%         --       --    9.19%(6/5/97)
Class C shares
    Before Taxes                  -8.55%      11.93%      --    13.19%(1/3/94)
Class C shares after
    Taxes on Distributions       -10.02%      10.31%      --    11.82%
Class C shares after Taxes on
    Distributions and Sales of
    Fund shares                   -3.67%       9.31%      --    10.63%
Class P shares                        --         --       --    -9.23%(8/15/01)

International Fund
Class A shares
   Before Taxes                  -49.02%         --       --    -3.45%(12/13/96)
Class A shares after
    Taxes on Distributions       -49.08%         --       --    -4.04 %
Class A shares after Taxes on
    Distributions and Sales of
    Fund shares                  -29.72%         --       --    -2.85%
Class B shares                   -48.86%         --       --    -5.37%(6/2/97)
Class C shares                   -46.96%         --       --    -5.08%(6/2/97)
Class P shares                   -45.75%         --       --    -14.54% (3/9/99)

World Bond-Debentures Fund
Class A shares
    Before Taxes                  -3.07%         --       --    -0.13%(3/18/98)
Class A shares after
    Taxes on Distributions        -6.63%         --       --    -3.81%
Class A shares after Taxes on
    Distributions and Sales of
    Fund shares                   -1.85%         --       --    -1.87%
Class B shares                    -3.50%         --       --    0.01%(3/18/98)
Class C shares                      0.28%        --       --    0.59%(3/18/98)

Yield quotation for each Class of a fixed-income fund is based on a 30-day period ended on a specified date, computed by dividing the net investment income per share earned during the period by the maximum offering price per share of such class on the last day of the period. This is determined by finding the following quotient: the dividends, and interest earned by a class during the period minus the aggregate expenses attributable to the class accrued during the period (net of reimbursements) and divided by the product of (i) the average daily number of class shares outstanding during the period that were entitled to receive dividends and (ii) the maximum offering price per share of such class on the last day of the period. To this quotient add one, and then increase the sum to the sixth power. Then subtract one from the product of this multiplication and multiply the remainder by two. Yield for the Class A shares reflects the deduction of the maximum initial sales charge, but may also be shown based on the Class A net asset value per share. Yields for Class B and C shares do not reflect the deduction of the CDSC. For the 30-day period ended October 31, 2001 the yield for the Class A shares of the World Bond-Debenture Fund was 8.85%.

These figures represent past performance, and an investor should be aware that the investment return and principal value of a Fund investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Therefore, there is no assurance that this performance will be repeated in the future.

The Fund may from time to time quote or otherwise use yield and total return information in advertisements, shareholder reports or sales literature. Thirty-day yield and average annual total return values are computed pursuant to formulas specified by the SEC. The Fund may also from time to time quote distribution rates in reports to shareholders and in sales literature. In addition, the Fund may from time to time advertise or describe in sales literature its performance relative to certain averages, performance rankings, indices, other information prepared by recognized mutual fund statistical services and investment for which reliable performance information is available.

                                       12.
                              Financial Statements

The financial statements incorporated herein by reference from the Lord Abbett Securities Trust's 2001 Annual Report to Shareholders have been audited by Deloitte & Touche LLP, independent auditors, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in account and auditing.